UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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☒	Definitive Proxy Statement
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☐	Soliciting Material under § 240.14a-12
Myovant Sciences Ltd.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
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3rd Floor,
11-12 St. James’s Square
London SW1Y 4LB
United Kingdom
NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
To Be Held on October 21, 2022
Dear Shareholder:
You are cordially invited to attend the Myovant Sciences Ltd. 2022 Annual General Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be held at the Offices of Vistra UK Limited, 3rd Floor, 11-12 St. James’s Square, London SW1Y 4LB, United Kingdom on Friday, October 21, 2022 at 10:00 a.m. United Kingdom local time.
The Annual Meeting will be held for the following purposes, as more fully described in the Proxy Statement accompanying this notice:
1.
To elect the Board’s seven nominees for director, Terrie Curran, Mark Guinan, Adele Gulfo, David Marek, Shigeyuki Nishinaka, Myrtle Potter, and Nancy Valente, M.D., to serve as directors for a one-year term.

2.
To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2023, to appoint Ernst & Young LLP as our auditor for statutory purposes under the Bermuda Companies Act 1981, as amended, for our fiscal year ending March 31, 2023, and to authorize the Board of Directors, through the Audit Committee, to set the remuneration for Ernst & Young LLP as our auditor for our fiscal year ending March 31, 2023.

3.	To approve, on an advisory basis, the compensation of our named executive officers, as described in the Proxy Statement accompanying this Notice.
4.	To conduct any other business properly brought before the Annual Meeting.
We will also lay before the Annual Meeting our audited financial statements as of and for our fiscal year ended on March 31, 2022, pursuant to the provisions of the Bermuda Companies Act 1981, as amended, and our Fifth Amended and Restated Bye-laws.
These items of business are more fully described in the Proxy Statement accompanying this Notice. The record date for the Annual Meeting is Thursday, July 21, 2022. Only shareholders of record at the close of business on that date are entitled to notice of and may vote at the Annual Meeting or any adjournment thereof.
Important Notice Regarding the Availability of Proxy Materials for
the Annual General Meeting of Shareholders
To Be Held on Friday, October 21, 2022, at 10:00 a.m. United Kingdom Local Time, at the Offices of
Vistra UK Limited, 3rd Floor, 11-12 St. James’s Square, London SW1Y 4LB, United Kingdom
The Proxy Statement and Annual Report to Shareholders
are available at http://www.proxyvote.com, and on our website at
https://myovant.gcs-web.com/corporate-governance/documents-and-charters.
By Order of the Board of Directors

/s/ David Marek
Principal Executive Officer
London, United Kingdom
July 27, 2022

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please ensure your representation at the Annual Meeting by voting by proxy over the Internet or by telephone, or voting by proxy by using a proxy card that you may request or that we may elect to deliver to you at a later time. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. If your shares are held by your broker or bank as a nominee or agent and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

PROXY STATEMENT
FOR THE 2022 ANNUAL GENERAL MEETING OF SHAREHOLDERS
to be held on Friday, October 21, 2022, at 10:00 A.M. United Kingdom Local Time at the Offices of
Vistra UK Limited, 3rd Floor, 11-12 St. James’s Square, London SW1Y 4LB, United Kingdom
MEETING AGENDA
Proposal No.	Proposal	Board Vote Recommendation
1
To elect the Board’s seven nominees for director, Terrie Curran, Mark Guinan, Adele Gulfo, David Marek, Shigeyuki Nishinaka, Myrtle Potter, and Nancy Valente, M.D., to serve as directors for a one-year term
For each Myovant director nominee

2
To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2023, to appoint Ernst & Young LLP as our auditor for statutory purposes under the Bermuda Companies Act 1981, as amended, for our fiscal year ending March 31, 2023, and to authorize the Board of Directors, through the Audit Committee, to set the remuneration for Ernst & Young LLP as our auditor for our fiscal year ending March 31, 2023
For

3	To approve, on an advisory basis, the compensation of our named executive officers, as described in the accompanying Proxy Statement	For
We intend to mail the Notice of Internet Availability of Proxy Materials regarding the Annual Meeting on or about July 28, 2022, to all shareholders of record entitled to vote at the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the Internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of Myovant Sciences Ltd. (“Myovant,” “we,” “us,” or “our”) is soliciting your proxy to vote at the 2022 Annual General Meeting of Shareholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. You may find instructions on how to access the proxy materials over the Internet or to request a printed copy in the Notice.
We intend to mail the Notice on or about July 28, 2022, to all shareholders of record entitled to vote at the Annual Meeting.
Will I receive any other proxy materials by mail?
We may send you a proxy card, along with a second Notice, on or after August 7, 2022.
Where and when will the Annual Meeting be held?
The Annual Meeting will be on Friday, October 21, 2022, at 10:00 a.m. United Kingdom local time at the Offices of Vistra UK Limited, 3rd Floor, 11-12 St. James’s Square, London SW1Y 4LB, United Kingdom. Directions to the Annual Meeting may be found by visiting https://www.vistra.com/locations/emea/united-kingdom#London. Information on how to vote in person at the Annual Meeting is discussed below.
Who can vote at the Annual Meeting?
Only shareholders of record at the close of business on Thursday, July 21, 2022, the Record Date, will be entitled to vote at the Annual Meeting. On the Record Date, there were 95,925,482 common shares outstanding and entitled to vote.
Shareholder of Record: Common Shares Registered in Your Name
If, on Thursday, July 21, 2022, your common shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a shareholder of record. As a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the Internet or by telephone, or vote by proxy by using a proxy card that you may request or that we may elect to deliver to you at a later time, to ensure your vote is counted.
Beneficial Owner: Common Shares Registered in the Name of a Broker, Bank, or Agent
If, on Thursday, July 21, 2022, your common shares were held, not in your name, but rather in an account at your broker, bank, or other agent, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your common shares in person at the meeting unless you request and obtain a valid proxy from your broker, bank, or other agent.
What am I voting on?
There are three matters scheduled for a vote:
1.
To elect the Board’s seven nominees for director, Terrie Curran, Mark Guinan, Adele Gulfo, David Marek, Shigeyuki Nishinaka, Myrtle Potter, and Nancy Valente, M.D., to serve as directors for a one-year term;

2.
To ratify the selection by the Audit Committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2023, to appoint Ernst & Young LLP as our auditor for statutory purposes under the Bermuda Companies Act 1981, as amended, (the “Companies Act”) for our fiscal year ending March 31, 2023, and to authorize the Board, through the Audit Committee, to set the remuneration for Ernst & Young LLP as our auditor for our fiscal year ending March 31, 2023; and

3.	To approve, on an advisory basis, the compensation of our named executive officers, as described in this Proxy Statement.
In addition to the three matters scheduled for a vote, in accordance with the Companies Act and Section 71 of our Fifth Amended and Restated Bye-laws (the “Bye-laws”), our audited financial statements as of and for our fiscal year ended on March 31, 2022, will be laid before the Annual Meeting. These financial statements were audited by Ernst & Young LLP. The Audit Committee and the Board have approved these financial statements. There is no requirement under Bermuda law that these statements be approved by shareholders and no such approval will be sought at the Annual Meeting. Copies of these proxy materials have been provided to Ernst &Young LLP, our auditor for our fiscal year ended on March 31, 2022, as required by the Companies Act.
What if another matter is properly brought before the Annual Meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in this Proxy Statement to vote on those matters in accordance with their best judgment.
How do I vote?
For Proposal 1, you may vote “For” all seven of the nominees to the Board, you may vote “Against” for any nominee you specify or you may abstain from voting. For Proposals 2 and 3, you may vote “For” or “Against” or abstain from voting. The procedures for voting are described below.
Shareholder of Record: Common Shares Registered in Your Name
If you are a shareholder of record, you may vote in person at the Annual Meeting, vote by proxy over the Internet or by telephone, or vote by proxy by using a proxy card that you may request or that we may elect to deliver to you at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.
•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.
•
To vote using a proxy card, which you may request or we may elect to deliver to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided with the proxy card. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct. If you vote over the Internet or telephone, you are not required to mail a proxy card.

•
To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the vote control number from the Notice. Have your Notice in hand when you call and follow the instructions. Your vote must be received by 11:59 p.m. Eastern Time on October 19, 2022, to be counted.

•
To vote over the Internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the vote control number from the Notice. Have your Notice in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Your vote must be received by 11:59 p.m. Eastern Time on October 19, 2022, to be counted.

Beneficial Owner: Common Shares Registered in the Name of Broker, Bank, or Agent
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from Myovant. Simply follow the voting instructions in the Notice to ensure that your vote is counted. You may vote by telephone or over the Internet as instructed by your broker, bank, or other agent. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank, or other agent included with these proxy materials, or contact your broker, bank, or other agent to request a proxy form.
Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each common share you owned as of the close of business on Thursday, July 21, 2022.
What happens if I do not vote?
Shareholder of Record: Common Shares Registered in Your Name
If you are a shareholder of record and do not vote in person during the Annual Meeting, do not complete and deliver a proxy card or vote by proxy over the Internet or telephone, your shares will not be voted.
Beneficial Owner: Common Shares Registered in the Name of Broker, Bank, or Agent
If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (the “NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals, elections of directors (even if not contested) and certain corporate governance proposals (even if management-supported). The election of directors and the advisory vote on executive compensation are not considered to be routine matters. Accordingly, your broker, bank or other agent may not vote your shares on Proposals 1 and 3 without your instructions, but we believe may vote your shares on Proposal 2, even in the absence of your instructions.
What if I am a holder of record and return a proxy card or otherwise vote, but do not make specific choices?
If you are a holder of record and return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable:
1.	“For” the election of all seven nominees for director in Proposal 1; and
2.
“For” Proposal 2, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2023, the appointment of Ernst & Young LLP as our auditor for statutory purposes under the Bermuda Companies Act 1981, as amended, for our fiscal year ending March 31, 2023, and the authorization for the Board, through the Audit Committee, to set the remuneration for Ernst & Young LLP as our auditor for our fiscal year ending March 31, 2023; and

3.	“For” Proposal 3, an advisory vote approving the compensation of our named executive officers, as described in this Proxy Statement.
If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice or set of Proxy Materials?
If you receive more than one Notice or set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.
Can I revoke my proxy or change my vote after submitting my proxy?
Shareholder of Record: Common Shares Registered in Your Name
Yes. You can revoke your proxy or change your vote at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy or change your vote in any one of the following ways:
1.	You may submit another properly completed proxy card with a later date.
2.	You may grant a subsequent proxy by telephone or over the Internet.
3.	You may send a timely written notice that you are revoking your proxy to Myovant Sciences Ltd., Attn: Corporate Secretary, at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.
4.	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
If you do not vote at the Annual Meeting, your most current proxy card, or vote by proxy over the Internet or telephone, unless revoked, is the one that is counted.
Beneficial Owner: Common Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
When are shareholder proposals and director nominations due for next year’s Annual General Meeting of Shareholders?
To be considered for inclusion in our proxy materials for next year’s annual general meeting of shareholders, your proposal must be submitted in writing by March 30, 2023, to our Corporate Secretary at Myovant Sciences Ltd., Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. Any member submitting a shareholder proposal to be included in our proxy statement must comply with the provisions of SEC rule 14a-8. A member need not be an “Eligible Member” (as defined below) to submit a shareholder proposal to be included in our proxy statement.
If you wish to nominate an individual for election, or bring business other than through a shareholder proposal, before the next year’s annual general meeting of shareholders that is not to be included in next year’s proxy materials pursuant to the shareholder proposal procedures under the rules and regulations of the SEC, you must deliver your notice to our Corporate Secretary at the address mentioned above no earlier than June 23, 2023, and no later than July 23, 2023; provided that if the date of the annual general meeting of shareholders is earlier than September 21, 2023, or later than November 20, 2023, you must submit your proposal to the address mentioned above not later than ten days following the earlier of the date on which notice of the annual general meeting was posted to our shareholders or the date on which public disclosure of the date of the annual general meeting was made. In any of the scenarios mentioned in this paragraph, you must be an Eligible Member (as described below and in the Bye-laws) to submit a proposal, and the notice to the Corporate Secretary must set forth the information specified in the Bye-laws. For more information, and for the detailed requirements and definitions, please refer to the Bye-laws filed as Exhibit 3.3 to our Quarterly Report on Form 10-Q for our quarter ended on December 31, 2019, filed with the SEC on February 10, 2020. An “Eligible Member” is generally defined to mean a shareholder of record that, together with our shares held by our affiliates (as described in the Bye-laws), owns of record shares that constitute five percent (5%) or more of the voting power of all issued shares of Myovant that are eligible to vote at a general meeting and who has held such shares for at least three years. These requirements are in addition to the requirement under SEC rule 14a-19 to provide notice of an intent to submit proxies in support of director nominees other than our Board’s nominees no later than August 22, 2023 (or, if we hold next year’s annual general meeting of shareholders earlier than September 21,

2023, or later than November 20, 2023, then the later of 60 calendar days prior to the date of such meeting or the 10th calendar day following the day on which we first make a public announcement of the date of such meeting).
How are votes counted?
Votes will be counted in the first instance on a show of hands. If a poll is demanded, however, in accordance with the Bye-laws, a poll vote will be taken by ballot. With respect to Proposals 1 and 3, votes “For” and “Against” and abstentions and broker non-votes will be separately counted. With respect to Proposal 2, votes “For” and “Against” and abstentions will be separately counted.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine” (e.g., election of directors), the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”
How many votes are needed to approve each proposal?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.
Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1
Election of the Board’s seven nominees for director, Terrie Curran, Mark Guinan, Adele Gulfo, David Marek, Shigeyuki Nishinaka, Myrtle Potter, and Nancy Valente, M.D., to serve as directors for a one-year term
		For each director to be elected, “For” votes from a majority of shares cast	Against	No effect
2
Ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2023, to appoint Ernst & Young LLP as our auditor for statutory purposes under the Bermuda Companies Act 1981, as amended, for our fiscal year ending March 31, 2023, and to authorize the Board of Directors, through the Audit Committee, to set the remuneration for Ernst & Young LLP as our auditor for our fiscal year ending March 31, 2023
		“For” votes from a majority of shares cast	Against	No effect
3	Approval, on an advisory basis, of the compensation of our named executive officers, as described in this Proxy Statement	“For” votes from a majority of shares cast	Against	No effect
What is the quorum requirement?
A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if two or more persons are present at the start of the Annual Meeting and represent in person or by proxy in excess of 50% of our total issued voting shares. On the Record Date, there were 95,925,482 common shares outstanding and entitled to vote. Therefore, the holders of at least 47,962,742 common shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If, within half an hour from the time appointed for the Annual Meeting, a quorum is not present, then the meeting will stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Corporate Secretary may determine. Unless the meeting is adjourned to a specific date, place and time announced at the Annual Meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting will be given to each shareholder entitled to attend and vote thereat in accordance with the Bye-laws.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.
Is Myovant a “controlled company?”
We are a “controlled company,” within the meaning of applicable NYSE listing rules due to Sumitovant Biopharma Ltd. (“Sumitovant”), a wholly-owned subsidiary of Sumitomo Pharma, Co., Ltd. (“Sumitomo Pharma”), being our controlling shareholder and having the voting power to elect in excess of 50% of our directors. As of July 1, 2022, Sumitovant owned 52.3% of our outstanding common shares.

PROPOSAL 1

ELECTION OF DIRECTORS
The Board currently consists of seven directors. Each of the nominees listed below, other than Shigeyuki Nishinaka, is a current director and, other than Nancy Valente, M.D. and Dr. Nishinaka, was previously elected by our shareholders.
Dr. Valente was appointed as a director by our Board effective November 5, 2021. Dr. Valente was identified and recommended by a professional search firm. After conducting appropriate and necessary inquiries into her background and qualifications, the Audit Committee recommended her as a director candidate to our Nominating and Corporate Governance Committee which in turn recommended her to the Board to become a director.
Sumitovant, our majority shareholder, recommended Dr. Nishinaka to be a nominee as a “Sumitomo Group designated director” to the Nominating and Corporate Governance Committee pursuant the terms of the Investor Rights Agreement we have with Sumitomo Pharma and Sumitovant, dated December 27, 2019 (the “Investor Rights Agreement”). The Nominating and Corporate Governance Committee recommended him as a director candidate to our Board and our Board approved him to be a nominee for director. If elected, Dr. Nishinaka will replace Hiroshi Nomura in that capacity, who will cease to be a director at the Annual Meeting.
If elected at the Annual Meeting, each of these nominees would serve a one-year term.
The affirmative vote of a majority of shares cast in accordance with the Bye-laws is required for a director nominee to be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Myovant following the procedures in our Bye-laws and as may be required by the terms of the Investor Rights Agreement. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.
The following table identifies the nominees for election and the continuing members of the Board, as well as any position they currently hold at Myovant, any committee membership, and their ages as of July 21, 2022:
				Committee Membership
Name	Age	Position	Director Since	Audit	Compensation	Nominating and Corporate Governance
Terrie Curran	53	Director	2016	✔	✔*
Mark Guinan	60	Lead Independent Director	2018	✔*	✔
Adele Gulfo	59	Director	2019			✔
David Marek	57	Director and Principal Executive Officer	2021
Shigeyuki Nishinaka(1)	57	—	—
Myrtle Potter	63	Chairperson of the Board, Director	2018			✔
Nancy Valente, M.D.	63	Director	2021	✔		✔*
*	Chairperson of the Committee
We had the following changes in the Board and its committees during our fiscal year ended on March 31, 2022:
•
On November 5, 2021, Kathleen Sebelius, who served as a member of the Board, as our Lead Independent Director, as a member of the Audit Committee and as the chairperson of the Compensation Committee departed from the Board and the relevant committees; and

•
On November 5, 2021, the following changes to the board and committees occurred: (i) the vacancy on the Board resulting from Ms. Sebelius’ departure was filled by Dr. Valente, who also became a member of the Audit Committee and a member and the chairperson of the Nominating and Corporate Governance Committee; (ii) Mr. Guinan became our Lead Independent Director and a member of the Compensation Committee; and (iii) Ms. Curran ceased to be a member of the Nominating and Corporate Governance Committee and became the chairperson of the Compensation Committee.

(1)	If elected as a director at the Annual Meeting, Dr. Nishinaka will become a member of the Compensation Committee, replacing Hiroshi Nomura, a current member of the Compensation Committee.

Nominees For Election At This Annual Meeting
Following is a brief biography of each nominee for election.
Terrie Curran. Ms. Curran has served as a member of the Board since November 2016. Ms. Curran has served as the Chief Executive Officer at Phathom Pharmaceuticals, Inc., a pharmaceutical company, since December 2019 and has served as the President of Phathom Pharmaceuticals since November 2020. From April 2017 to November 2019, Ms. Curran served as President, Global Inflammation and Immunology Franchise of Celgene Corporation, a biotechnology company, and as a member of its Executive Committee. Previously, she was Head of Worldwide Markets for Celgene’s Global Inflammation and Immunology Franchise. Ms. Curran joined Celgene in 2013 as the U.S. Commercial Head of the Global Inflammation and Immunology Franchise and built the capabilities and recruited the teams that executed the successful U.S. launch of OTEZLA®. Before Celgene, she served as Senior Vice President and General Manager — Global Women’s Health business at Merck and Co., Inc. At Merck, she was responsible for all commercial activities within the global business and led a number of successful global product launches. Prior to Merck, Ms. Curran was a General Manager at Schering-Plough where she successfully launched Remicade in Switzerland and Australia. Ms. Curran currently serves on the boards of directors of Phathom Pharmaceuticals and Arcutis Biotherapeutics, Inc., both pharmaceutical companies. Ms. Curran received her B.S. and Graduate Diploma of Marketing degrees from the University of Technology in Sydney, Australia. We believe that Ms. Curran’s extensive leadership experience and knowledge of the life sciences industry qualify her to serve on the Board.
Mark Guinan. Mr. Guinan has served as a member of the Board since July 2018. From July 2013 to July 2022, Mr. Guinan served as the Executive Vice President and Chief Financial Officer at Quest Diagnostics Incorporated, a provider of diagnostic information services. From 2010 to 2013, he served as Chief Financial Officer for Hill-Rom Holdings Inc., a manufacturer and provider of medical technologies and related services for the health care industry. Previously, he served in a number of finance and operations roles in a long career at Johnson & Johnson including from 2009 to 2010 as Vice President, Chief Procurement Officer, and 2005 to 2009 as Vice President, Group Finance Pharmaceuticals. Before joining Johnson & Johnson in 1997, he held a number of finance roles at Procter & Gamble. Mr. Guinan received his B.A. in Economics from the University of Notre Dame and his M.B.A. from Olin Business School at the Washington University in St. Louis. We believe that Mr. Guinan’s substantial executive management, business development and finance experience qualify him to serve on the Board.
Adele Gulfo. Ms. Gulfo has served as a member of the Board since December 2019. Ms. Gulfo has served as Chief Commercial and Business Development Officer at Sumitovant Biopharma, Inc., a biopharmaceutical company and a subsidiary of Sumitovant Biopharma Ltd., since December 2019, in which capacity she is responsible for overseeing global business development and commercialization activities across a diverse pipeline. Sumitovant Biopharma Ltd. is our majority shareholder and a wholly-owned subsidiary of Sumitomo Pharma Co., Ltd., a pharmaceutical company. From May 2020 to March 2021, Ms. Gulfo served as the Interim Chief Commercial Officer of Myovant Sciences, Inc. From May 2018 to December 2019, Ms. Gulfo served as Chief of Commercial Development at Roivant Sciences, Inc., a pharmaceutical company, in which capacity she was responsible for directing business development activities and overseeing commercialization strategies. Prior to joining Roivant in May 2018, Ms. Gulfo served as Executive Vice President and Head of Global Commercial Development for Mylan N.V., a global pharmaceuticals company, from January 2014 to January 2018, in which capacity she was responsible for developing and implementing strategies of marketing and commercialization of biosimilars, branded generic, and specialty pharmaceutical products. Prior to that, Ms. Gulfo spent five years at Pfizer Inc. in a number of executive positions, including President and General Manager, U.S. Primary Care. She also ran Commercial Operations and the Managed Markets organization across Pfizer’s biopharmaceutical business in the U.S. Prior to joining Pfizer, she held several executive positions at AstraZeneca Pharmaceuticals and at the Parke-Davis division of Warner-Lambert (which later merged with Pfizer) where as the Senior Director, Cardiovascular Marketing she launched LIPITOR®, a well-known pharmaceutical product. Ms. Gulfo currently serves on the board of directors of EnPro Industries, Inc., a company producing proprietary engineered industrial products, and Medexus Pharmaceuticals, Inc., a pharmaceutical company. From June 2015 to June 2019, Ms. Gulfo served on the board of directors of Bemis Company, Inc., a manufacturing company. Ms. Gulfo also serves on the Innovation Growth Board for Mass General Brigham and is an advisor for the Life Sciences Council of Springboard Enterprises. Ms. Gulfo received her B.S. in Biology from Seton Hall University, and her M.B.A. (with highest honors) in Marketing from Fairleigh Dickinson University-Florham Campus. She studied post-graduate Molecular Biology and began her career at the University of Medicine and Dentistry of New

Jersey. We believe that Ms. Gulfo’s extensive commercial development, marketing, and general management experience in the pharmaceutical industry qualify her to serve on the Board.
David Marek. Mr. Marek has served as a member of the Board and our Principal Executive Officer, and as Chief Executive Officer of Myovant Sciences, Inc., our wholly-owned subsidiary, since January 2021. Mr. Marek served as Chief Commercial Officer of Axsome Therapeutics, Inc., a biopharmaceutical company, where he led the buildout of commercial capabilities in preparation for anticipated product launches, from September 2019 to December 2020. Prior to joining Axsome, from June 2017 to August 2019, Mr. Marek held the position of Vice President and General Manager of the Neuroscience business unit at Amgen, Inc., a pharmaceutical company. At Amgen, Mr. Marek led the U.S. commercialization strategy and launch of Aimovig for migraine prevention. Prior to heading the Neuroscience business unit, he was Vice President of Marketing of Amgen’s U.S. Inflammation and Nephrology business from June 2015 to June 2017, in which role he was responsible for managing revenue forecasts, product strategies, and business planning for the U.S. Inflammation and Nephrology business of Amgen. Before Amgen, Mr. Marek was the principal and owner of Turnstone Strategies LLC, which was a consulting firm providing consulting services on health and wellness, digital health, corporate strategy, marketing, and various other matters. Prior to that position, Mr. Marek served as Executive Vice President, Consumer Services, and Commercial Strategy Officer of WebMD Health Corp., a provider of health information services. Prior to this position at WebMD, Mr. Marek was the Managing Director of Saatchi & Saatchi Healthcare Advertising, a multinational communications and advertising agency network. Mr. Marek began his career at Eli Lilly and Company, a pharmaceutical company, followed by AstraZeneca, a multinational pharmaceutical and biotechnology company, where he served in a variety of marketing and sales roles of increasing responsibility. He earned his B.A. in Business Administration from Washington State University. We believe that Mr. Marek’s experience as an executive in the pharmaceutical industry, knowledge of biopharmaceuticals, and his position as our Chief Executive Officer qualify him to serve on the Board.
Shigeyuki Nishinaka, Ph.D. Since June 2022, Dr. Nishinaka has served as a member of the board of directors of Sumitomo Pharma Co., Ltd., formerly known as Sumitomo Dainippon Pharma Co., Ltd., a pharmaceutical company based in Japan (“Sumitomo Pharma”) and the sole shareholder of Sumitovant Biopharma Ltd., our majority shareholder. He became Sumitomo Pharma’s Senior Executive Officer, Global Business Development, International Business Management in April 2022. Dr. Nishinaka has been with Sumitomo Pharma since 2009 and before serving in his current roles, Dr. Nishinaka also served in a number of executive leadership roles, including as Senior Executive Officer, Global Corporate Strategy and Senior Director of Global Business Development, International Business Management from April 2020 to April 2022, and as Executive Officer, Senior Director of Global Business Development, International Business Management from April 2017 to April 2020. Prior to joining Sumitomo Pharma, Dr. Nishinaka led drug research in cardiovascular diseases, diabetes mellitus, Alzheimer’s disease, immunology, infection and oncology at Daiichi Sankyo Co., Ltd., a global pharmaceutical company, from 2001 to 2009. Dr. Nishinaka currently serves on the boards of directors of several privately held companies, including Meltin MMI, a Japanese medical technology company focused on the research and development, and commercialization of medical devices and avatar robots, and Sumitomo Pharma Asia Pacific Pte. Ltd., Sumitomo Pharma (Thailand) Co., Ltd., Sumitovant Biopharma, Urovant Sciences Ltd. (a Nasdaq-listed company until March 2021), Sumitomo Pharmaceuticals Taiwan Co., Ltd. and Sumitomo Pharma Malaysia Sdn. Bhd, all pharmaceutical companies affiliated with Sumitomo Pharma. From April 2020 to March 2022, he served on the board of directors of Sunovion Pharmaceuticals Inc., a pharmaceutical company. Dr. Nishinaka received his Ph.D. from Hiroshima University in Japan, where he also completed a master’s course in Biosphere Science. We believe that Dr. Nishinaka’s substantial experience in global business development in the pharmaceutical industry and management experience qualify him to serve on the Board.
Myrtle Potter. Ms. Potter has served as a member of the Board since September 2018 and has served as the Chairperson of the Board since November 2018. Ms. Potter has served as the Chief Executive Officer of Sumitovant Biopharma, Inc., a biopharmaceutical company and a subsidiary of Sumitovant Biopharma Ltd. since December 2019. Sumitovant Biopharma Ltd. is our majority shareholder and a wholly-owned subsidiary of Sumitomo Pharma Co., Ltd., a pharmaceutical company. From July 2018 to December 2019, Ms. Potter served as Vant Operating Chair of Roivant Sciences, Inc, a pharmaceutical company. Ms. Potter founded Myrtle Potter & Company, LLC, a private healthcare and life sciences advisory firm, in September 2005, and served as its Chief Executive Officer until June 2018. From August 2009 until December 2014, Ms. Potter served as Founder and Chief Executive Officer of Myrtle Potter Media, Inc., a consumer healthcare company. From 2000 to 2004,

Ms. Potter served as Chief Operating Officer at Genentech, Inc., a biopharmaceutical company, and from 2004 to 2005, she served as its President, Commercial Operations and Executive Vice President. Prior to that, Ms. Potter held various positions, including President, U.S. Cardiovascular/Metabolics at Bristol-Myers Squibb and as a Vice President at Merck & Co. Ms. Potter currently serves on the boards of directors of Guardant Health, Inc., a biotechnology company, Liberty Mutual Holding Company Inc., a diversified global insurance company and several privately held companies. Ms. Potter previously served on the boards of directors of Urovant Sciences Ltd., a biopharmaceutical company which ceased to be a public company in March 2021, from August 2018 to March 2021, Axsome Therapeutics, Inc., a biopharmaceutical company, from June 2017 to June 2020, Immunovant, Inc., a biopharmaceutical company, from December 2019 to February 2020, Axovant Gene Therapies Ltd., a biopharmaceutical company, from September 2018 to February 2020, Arbutus Biopharma Corporation, a biopharmaceutical company, from October 2018 to February 2020, Insmed Incorporated, a biopharmaceutical company, from December 2014 to November 2018, Rite Aid Corporation, a leading drugstore chain, from December 2013 to September 2018, Everyday Health, Inc., a leading provider of digital health and wellness solutions, from October 2010 until its acquisition in December 2016, and Amazon.com, Inc., a leading e-commerce company, from 2004 to 2009. She also served on the boards of directors of Medco Health Solutions Inc. and Express Scripts Holding Co., subsequent to its acquisition of Medco Health Solutions, as well as other privately held companies. Ms. Potter earned a B.A. from the University of Chicago. We believe that Ms. Potter’s extensive experience leading biopharmaceutical companies and her expertise in commercializing prescription drugs qualify her to serve on the Board.
Nancy Valente, M.D. Dr. Valente has served as a member of the Board since November 2021. From 2019 to June 2021, Dr. Valente served as Senior Vice President and Co-lead for Global Product Development, Oncology, Hematology Development Therapeutic Area of Roche, a pharmaceutical company, where she was responsible for strategic planning, clinical development, collaboration activities and budget management in the areas of product development oncology and hematology. Before that, from 2003 to 2009, Dr. Valente held various positions with increasing responsibilities at Genentech, Inc. and then at Roche from 2009 to 2019 after Genentech was acquired by Roche, including, from 2013 to 2019, as Vice President, Global Product Development, Hematology/Oncology and Head of Hematology Development at Roche. Prior to that, Dr. Valente served as the Vice President, Clinical Development at Anosys, Inc., a biopharmaceutical company, from 2001 to 2003. Prior to that, from 1998 to 2001, Dr. Valente held various positions at Coulter Pharmaceutical, Inc. a biopharmaceutical company, where her last role was Director of Clinical Research. Dr. Valente held an academic faculty position at the University of California, San Francisco, specializing in breast cancer, from 1996 to 1998, and served as Assistant Adjunct Clinical Professor of Medicine at the Division of Hematology/Oncology, Breast Care Center at the University of California, San Francisco, from 1998 to 2001 and from 2003 to 2004. Dr. Valente currently serves on the board of directors of Immatics N.V., a biopharmaceutical company. Dr. Valente earned a B.S. and an M.D. from the University of Missouri. In addition, Dr. Valente completed her internal medicine residency at Oregon Health & Sciences University in Portland, an Oncology fellowship from the University of California, San Francisco, and a Hematology fellowship from Stanford University. We believe Dr. Valente’s extensive experience in leading development programs in the pharmaceutical industry qualify her to serve on the Board.
The Board Of Directors Recommends A Vote “FOR” Each Named Nominee.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence Of The Board Of Directors
We are a “controlled company,” within the meaning of applicable NYSE listing rules due to Sumitovant being our controlling shareholder and having the voting power to elect in excess of 50% of our directors. As a result, we are exempt from the NYSE corporate governance requirements that a majority of the Board be “independent,” and that the Nominating and Corporate Governance Committee and the Compensation Committee consist solely of independent directors. Currently, three of the seven members of the Board, two of the three members of the Compensation Committee, and one of the three members of the Nominating and Corporate Governance Committee are “independent” as described below. Notwithstanding the fact that we may rely on these exemptions, the Board has undertaken a review of the independence of its directors and director nominees. The Board consults with our legal counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NYSE, as in effect from time to time.
Under applicable NYSE regulations, even though we are a “controlled company” within the meaning of applicable NYSE listing rules, we are required to have an Audit Committee composed of at least three directors, each of whom must be independent. The Audit Committee currently consists solely of independent directors.
After review of all relevant identified transactions or relationships between each director and nominee, or any of his or her family members, and Myovant, our senior management and our independent auditors, the Board has affirmatively determined that each of Mr. Guinan, Ms. Curran, and Dr. Valente is an independent director within the meaning of the applicable NYSE listing rules. In addition, the Board affirmatively determined that Kathleen Sebelius, who served as a director from September 2016 to November 2021, was an independent director while serving on the Board. In making these determinations, the Board determined that none of these directors had a material or other disqualifying relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities.
The Board has determined that Mr. Marek, by virtue of his position as our Principal Executive Officer, is not independent under applicable SEC and NYSE listing rules. In addition, the Board has determined that Ms. Gulfo, and Ms. Potter, by virtue of their affiliations with Sumitovant, our majority shareholder and with which we have multiple agreements, and Mr. Nomura and Dr. Nishinaka, by virtue of their affiliation with Sumitomo Pharma, which is the sole shareholder of Sumitovant and with which we have multiple agreements, are not, or will not be, independent under applicable SEC and NYSE listing rules. See “Transactions with Related Persons” for a description of our agreements with Sumitomo Pharma and Sumitovant and their affiliates. Ms. Potter, Ms. Gulfo and Mr. Nomura have been, and Dr. Nishinaka will be, the Sumitomo Group designated directors (as described below).
Board Diversity
Our Board is made up of seven directors with extensive experience leading and advising biotechnology and pharmaceutical companies. Within the confines of our Investor Rights Agreement, our Board strives to ensure that our directors have backgrounds that collectively add significant value to our strategic decisions and enable them to provide oversight of management to ensure accountability to our shareholders. In addition, we have worked hard to strike the right balance between long-term understanding of our business and fresh external perspectives, as well as to ensure diversity within the boardroom.
We believe that a diversity of viewpoints, background, experience and other characteristics, such as gender and underrepresented minority, are an important part of the composition of our Board. The current composition of our Board consists of seven members, four of whom are women and two of whom are members of underrepresented minorities.
Board Leadership Structure
Our Corporate Governance Guidelines provide that the Board may appoint the same person to serve as both our Principal Executive Officer and Chairperson of the Board, or the Board may appoint separate persons to serve in these positions. At the present time, the position of Chairperson of the Board is held by Ms. Potter and the position of Principal Executive Officer is currently held by Mr. Marek. The Board believes that, under the current circumstances, the separation of the offices of Chairperson and Principal Executive Officer enhances oversight of management and Board functions. This separation is designed to allow Mr. Marek the ability to focus on his responsibilities of running Myovant, enhancing shareholder value and expanding and strengthening our business. Concurrently, Ms. Potter, as Chairperson of the Board, can focus on leadership for the Board as it provides advice to, and independent oversight of, management.
Mr. Guinan has been serving as our Lead Independent Director since November 5, 2021, and prior to that Ms. Sebelius served as our Lead Independent Director from July 2018 until her departure from the Board on November 5, 2021. Our Corporate Governance Guidelines provide that the Board may designate an independent director as the Lead Independent Director in its sole discretion. The Lead Independent Director serves at the pleasure of the Board, and the Lead Independent Director’s duties include, among other things: establishing the agenda for meetings of the independent directors and meetings of the non-management directors, as applicable; presiding over meetings of the independent directors and meetings of the non-management directors, as applicable; presiding over any portions of meetings of the Board evaluating the performance of the Board; and coordinating the activities of the other independent directors and perform such other duties the Board may establish or delegate.
At the present time, the Board believes that the current Board members, together with our management, possess the requisite leadership and industry skills, expertise and experiences to effectively oversee our business and affairs. Moreover, the Board prefers to retain the flexibility to select the appropriate leadership structure based upon the existence of various conditions, including, but not limited to, business, financial or other market conditions, affecting us at any given time. Notwithstanding the foregoing, the non-management directors of the Board regularly participate in executive sessions outside of the presence of any management directors or other members of our management.
Role Of The Board In Risk Oversight
One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for us, such as business operational risks relating to the COVID-19 pandemic or the conflict between the Russian Federation and Ukraine. The Audit Committee of the Board has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee of the Board also monitors risk assessment and risk management, including privacy, cyber security, and data security, and compliance with legal and regulatory requirements, and is responsible for oversight of the whistleblower hotline and the performance of our internal audit function. The Nominating and Corporate Governance Committee of the Board monitors the effectiveness of our Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct, and is responsible for monitoring whether our policies are effective with respect to privacy, data security, quality and healthcare law compliance. The Compensation Committee of the Board assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.
Meetings Of The Board Of Directors And Committees; Attendance At Annual Meeting Of Shareholders
The Board met nine times during our fiscal year ended on March 31, 2022. The Audit Committee met six times, the Compensation Committee met six times, and the Nominating and Corporate Governance Committee met three times, during our fiscal year ended on March 31, 2022. All of the Board members attended 75% or more of the aggregate number of meetings of the Board and of the committees on which they served that were held during the portion of the last fiscal year for which they were directors or committee members.
As required under applicable NYSE listing rules, in our fiscal year ended on March 31, 2022, our non-management directors met in regularly scheduled executive sessions at which only non-management directors were present. Our independent directors also met in regularly scheduled sessions at which only independent directors were present. The Lead Independent Director presided over the independent director sessions.

Our policy is that directors are invited, but not required, to attend any general meeting of shareholders. Mr. Marek was the sole director who attended our 2021 Annual General Meeting of Shareholders.
Information Regarding Committees Of The Board Of Directors
The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Below is a description of each of these committees. Each committee has the authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. Copies of the written charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, each as adopted by the Board, are available on our website at https://myovant.gcs-web.com/corporate-governance/documents-and-charters.
The Board has affirmatively determined that all of the members who currently serve on the Audit Committee, one member serving on the Nominating and Corporate Governance Committee (Dr. Valente) and two members serving on the Compensation Committee (Ms. Curran and Mr. Guinan), meet the applicable NYSE rules and regulations regarding “independence” and each such member is free of any relationship that would impair his or her ability to exercise independent judgment with regard to Myovant. Mr. Nomura, who serves on the Compensation Committee, and Ms. Potter and Ms. Gulfo, who serve on the Nominating and Corporate Governance Committee, are not independent, as affirmatively determined by the Board. Dr. Nishinaka, if elected as a director at the Annual Meeting, will not be independent and will replace Mr. Nomura on the Compensation Committee.
Audit Committee
The Audit Committee currently consists of Mr. Guinan, Ms. Curran and Dr. Valente. Ms. Sebelius served on the Audit Committee until she departed from the Board in November 2021, at which time Dr. Valente joined the Audit Committee. The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) to oversee our corporate accounting and financial reporting processes and audits of our financial statements. The Board reviews the NYSE listing standards definition of independence for Audit Committee members on an annual basis and has determined that each of Mr. Guinan, Ms. Curran and Dr. Valente satisfies the independence requirements for audit committee members under the applicable NYSE listing rules and Rule 10A-3 of the Exchange Act, as did Ms. Sebelius while she served on the Audit Committee.
All members of the Audit Committee meet the requirements for financial literacy under applicable SEC rules and regulations. The Board has also determined that Mr. Guinan qualifies as an “audit committee financial expert,” as defined in applicable SEC rules and regulations, and has the requisite financial sophistication as defined under the applicable NYSE listing rules. The Board made a qualitative assessment of Mr. Guinan’s level of knowledge and experience based on a number of factors, including his formal education and prior experience.
The principal duties and responsibilities of the Audit Committee include:
•
recommending and retaining an independent registered public accounting firm to serve as our independent auditors, overseeing our independent auditors’ work, and determining our independent auditors’ remuneration;

•	evaluating the performance of and assessing the qualifications of our independent auditors;
•	approving in advance all audit services and non-audit services to be provided to us by our independent auditors;
•	monitoring the rotation of partners of the independent auditors on our audit engagement team as required by law;
•
pursuant to the Bye-laws and the Investor Rights Agreement, as long as this agreement is effective, identifying, reviewing, evaluating and recommending candidates (including for appointment, re-election and vacancy filing) who are Independent Directors (as such term is defined in the Investor Rights Agreement and Bye-laws and described below) to serve on the Board and serve on the Audit Committee, consistent with criteria approved by the Board, including consideration of any potential conflicts of interest as well as applicable independence and experience requirements;

•	assessing and taking other appropriate action to oversee the independence of our independent auditors;

•
reviewing the financial statements proposed to be included in our Annual Report on Form 10-K to be filed with the SEC and recommending to the Board whether such financial statements should be so included;

•
reviewing and discussing with management and our independent auditors the results of the annual audit and the independent auditor’s review of our quarterly financial statements, including, as appropriate, a review of our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our reports filed with the SEC;

•
reviewing and discussing with management and our independent auditors, as appropriate, our guidelines and policies with respect to risk assessment and management, including risks related to our accounting matters, financial reporting and legal and regulatory compliance, and reviewing and discussing with management, as appropriate, insurance programs;

•	conferring with management and our independent auditors, as appropriate, regarding the scope, adequacy and effectiveness of our internal control over financial reporting;
•
assisting the Board in the oversight and the design and implementation of our internal audit function and, upon adoption of our internal audit function, coordinating the Board’s oversight of the performance of our internal audit function;

•	reviewing and approving or rejecting transactions between us and any related persons;
•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls, auditing or compliance matters and the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

•	reviewing and approving other matters that are set forth in our Investor Rights Agreement with Sumitomo Pharma and Sumitovant and our Bye-laws.
Report of the Audit Committee of the Board of Directors*
The Audit Committee has reviewed and discussed the audited financial statements for our fiscal year ended on March 31, 2022 with our management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for our fiscal year ended on March 31, 2022.
Mr. Mark Guinan
Ms. Terrie Curran
Dr. Nancy Valente
*
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee
We are a “controlled company,” under the meaning of applicable NYSE listing rules due to Sumitovant being our controlling shareholder and having the voting power to elect in excess of 50% of our directors. As a result, we are exempt from the NYSE corporate governance requirements that the Compensation Committee consists solely of independent directors. Pursuant to the terms of our Investor Rights Agreement with Sumitomo Pharma and Sumitovant, our Compensation Committee must be composed of two independent directors and one director designated by Sumitomo Pharma or Sumitovant. The Compensation Committee currently consists of Ms. Curran, Mr. Guinan, and Mr. Nomura, with Mr. Nomura being the Sumitomo Group designated director (as described below). Effective at the Annual Meeting, Mr. Nomura will cease to be a member of the Board and the Compensation Committee and, if elected at the Annual Meeting, Dr. Nishinaka will become a member of the Board and the Compensation Committee. Ms. Sebelius served as a member and chairperson of the Compensation Committee until she departed from the Board in November 2021, at which time Ms. Curran became the chairperson of the Compensation Committee and the Board appointed Mr. Guinan as a member of the Compensation Committee. The Board has determined that each of Ms. Curran and Mr. Guinan is “independent” as the applicable NYSE listing rules currently define independence and are “non-employee directors” as defined in Rule 16b-3 under the Exchange Act, as was Ms. Sebelius while she served on the Compensation Committee, and that Mr. Nomura is not, and Dr. Nishinaka will not be, by virtue of their affiliation with Sumitomo Pharma, independent as the applicable NYSE listing rules currently define independence and is not a “non-employee director” as defined in Rule 16b-3 under the Exchange Act.
In January 2020, the Compensation Committee established an Equity Committee, which is a sub-committee of the Compensation Committee composed entirely of the independent directors who serve on the Compensation Committee (currently, Ms. Curran and Mr. Guinan), and delegated to the Equity Committee the power to award any equity to an executive officer or a director who is required to file Section 16 reports under Section 16(a) of the Exchange Act. In addition, the Equity Committee was delegated the power to administer and amend the Myovant Sciences Ltd. 2020 Inducement Plan (the “2020 Inducement Plan”).
The Compensation Committee of the Board acts on behalf of the Board to, among other things, oversee our compensation strategy, policies, plans and programs and to review and determine the compensation to be paid to our executive officers and directors. In general, the Compensation Committee of the Board performs the same policy- and compensation-setting functions for our subsidiaries and their executive officers as it does for us, and references herein to our personnel, policies, plans and programs include those of our subsidiaries as well. The principal duties and responsibilities of the Compensation Committee include:
•
reviewing, modifying and approving our overall compensation strategy and policies, including: (a) reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers and other senior management, as appropriate; (b) evaluating and approving, or recommending to the Board for approval, compensation plans and programs advisable for us, including modifications and terminations to those plans and programs; (c) establishing policies with respect to equity compensation arrangements; (d) assessing the adequacy and competitiveness of our executive compensation programs among comparable companies in our industry; and (e) reviewing and approving the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangement for our executive officers and other senior management, as appropriate;

•
establishing and approving individual and corporate goals and objectives of our Principal Executive Officer and our other executive officers and senior management and evaluating performance of our Principal Executive Officer and our other executive officers and senior management, as appropriate, in light of these stated objectives;

•	reviewing and approving the type and amount of compensation to be paid or awarded to Board members; and
•	adopting, amending, administering, and terminating our equity compensation plans, pension and profit-sharing plans, bonus plans, deferred compensation plans and similar programs.
Compensation Committee Processes and Procedures
Pursuant to the charter of the Compensation Committee, the Compensation Committee is required to meet at least once annually and can meet with greater frequency if necessary. The agenda for each meeting is usually developed by the chairperson of the Compensation Committee, in consultation with the Head of Human Resources, General Counsel and Corporate Secretary, and Principal Executive Officer. The Compensation Committee meets regularly in executive sessions. However, from time to time, various members of management and other employees, as well as outside advisors or consultants, may be invited by the Compensation Committee to make presentations, provide financial or other background information, provide advice, or otherwise participate in Compensation Committee meetings. Our Principal Executive Officer may not participate in, or be present during, the voting or deliberations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities, and personnel of Myovant.
In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice, and assistance from internal or external legal, accounting, or other advisors and consultants that any member of the Compensation Committee deems necessary or appropriate in the discharge of his or her responsibilities. If the Compensation Committee chooses to retain or obtain the advice of a compensation consultant, independent legal counsel, or other advisor, it has the direct responsibility for the appointment, compensation, and oversight of the work of such party, and we will provide for appropriate funding, as determined by the Compensation Committee, for the payment to such party. In addition, the Compensation Committee has the sole authority to retain and terminate any compensation consultant to assist in its evaluation of executive and director compensation, including the sole authority to approve the consultant’s reasonable fees and other retention terms, all at our expense. Under the charter, the Compensation Committee may select a compensation consultant, legal counsel, or other advisor (other than in-house legal counsel and certain other types of advisors) only after taking into consideration all factors relevant to that party’s independence from management, including the six factors as set forth in the NYSE listing rules; however, there is no requirement that any advisor be independent.
The Compensation Committee engaged Compensia as its compensation consultant in October 2017. During our fiscal year ended on March 31, 2022, the Compensation Committee continued its engagement of Compensia to review our executive and director compensation policies and practices and to conduct a competitive market analysis of executive and director compensation. During our fiscal year ended on March 31, 2022, Compensia provided the following assistance to the Compensation Committee:
•	reviewed and updated the compensation peer group of comparable public companies for purposes of evaluating the compensation levels of our executive officers and non-employee directors;
•	analyzed the compensation levels and practices of the companies in our compensation peer group;
•	reviewed the competitiveness of compensation paid to our executive officers, including base salary, annual cash incentive awards and long-term incentive awards;
•	reviewed and provided input on the design of the annual and long-term incentive compensation programs offered to our executive officers and other members of senior management;
•	analyzed the board of director compensation practices of the companies in our compensation peer group and reviewed the competitiveness of compensation paid to our non-employee directors; and
•	provided ad hoc advice and support, including related to aggregate equity utilization (burn rate and overhang), compensation risk assessment, and broad-based employee equity compensation.
Compensia reported directly to the Compensation Committee and provided no services to us other than the consulting services to the Compensation Committee. Based on the consideration of the six factors as set forth in the NYSE listing rules, the Compensation Committee does not believe that its relationship with Compensia or the work of Compensia on behalf of the Compensation Committee has raised any conflict of interest. The Compensation Committee reviews these factors on an annual basis and receives written confirmation from Compensia stating its belief that it remains an independent compensation consultant to the Compensation Committee.
Generally, the Compensation Committee’s process for setting executive compensation comprises two related elements: the determination of compensation levels; and the establishment of performance objectives for the current year. The Compensation Committee generally makes adjustments to annual compensation, determines bonuses and equity awards and establishes new performance objectives at one or more meetings held near the beginning of the fiscal year. The Compensation Committee also considers matters related to individual compensation, such as compensation for new executive officer hires, as well as high-level strategic issues, such as the effectiveness of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year.

For executive officers other than our Principal Executive Officer, the Compensation Committee solicits and considers such executive officers’ performance evaluations and recommendations submitted to the Compensation Committee by our Principal Executive Officer. In addition, the Compensation Committee conducts an evaluation of the performance of our Principal Executive Officer and determines any adjustments to his compensation as well as equity awards to be granted. Based on those discussions and the exercise of its discretion, the Compensation Committee, without members of management present, discusses and ultimately approves the compensation of our executive officers. For all executive officers and directors, when making its compensation decisions, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, analyses that set forth the total compensation that may become payable to executive officers in various hypothetical scenarios, executive officer and director share ownership information, company share performance data, analyses of historical executive officer compensation levels and current company-wide compensation levels and recommendations of Compensia, including analyses of executive officer and director compensation paid at the companies comprising the compensation peer group. The Compensation Committee may also form and delegate authority to subcommittees as it deems appropriate.
The Compensation Committee assesses and considers potential risks when reviewing and approving our compensation policies and practices for our executive officers and our employees. We, and with respect to our executive officers, the Compensation Committee, have designed our compensation programs, including our incentive compensation plans, with features to monitor and minimize potential risks while rewarding our executive officers and employees for achieving financial and strategic objectives through prudent business judgment and appropriate risk taking. Based upon Compensia’s analysis and the Compensation Committee’s independent assessment of our compensation policies and practices, the Compensation Committee has determined our compensation policies and practices are not reasonably likely to have a material adverse effect on us.
Nominating and Corporate Governance Committee
We are a “controlled company,” under the meaning of applicable NYSE listing rules due to Sumitovant being our controlling shareholder and having the voting power to elect in excess of 50% of our directors. As a result, we are exempt from the NYSE corporate governance requirements that the Nominating and Corporate Governance Committee consists solely of independent directors. Pursuant to the terms of our Investor Rights Agreement with Sumitomo Pharma and Sumitovant, our Nominating and Corporate Governance Committee must be composed of one independent director and two directors designated by Sumitomo Pharma or Sumitovant. The Nominating and Corporate Governance Committee currently consists of Dr. Valente, Ms. Potter, and Ms. Gulfo, with Ms. Potter and Ms. Gulfo being the Sumitomo Group designated directors (as described below). Ms. Curran served as a member and the chairperson of the Nominating and Corporate Governance Committee until November 2021 at which time the Board appointed Dr. Valente as a member and the chairperson of the Nominating and Corporate Governance Committee. The Board has determined that Dr. Valente is “independent,” as independence is currently defined in the applicable NYSE listing rules, as did Ms. Curran while she served on the Nominating and Corporate Governance Committee. The Board has determined that Ms. Potter and Ms. Gulfo, by virtue of their affiliation with Sumitovant, our majority shareholder, are not “independent” as the applicable NYSE listing rules currently define independence.
Subject to the Bye-laws and the Investor Rights Agreement discussed below, the principal duties and responsibilities of the Nominating and Corporate Governance Committee include:
•
identifying, reviewing and evaluating candidates to serve as directors (other than Independent Directors (as such term is defined in the Investor Rights Agreement and Bye-laws) who are also members of the Audit Committee or directors being nominated to the Board to serve as Independent Directors on the Audit Committee), consistent with criteria approved by the Board, including consideration of any potential conflicts of interest as well as applicable independence and experience requirements;

•
reviewing, evaluating and considering the recommendation for nomination of incumbent directors for re-election to the Board (other than Independent Directors who are also members of the Audit Committee or directors being nominated to the Board to serve as Independent Directors on the Audit Committee who shall be first nominated by the Audit Committee), as well as monitoring the size of the Board;

•
reviewing, discussing and assessing the performance of the Board, including Board committees, such assessment to include evaluation of the Board’s contribution as a whole and effectiveness in serving the best interests of Myovant and its shareholders, specific areas in which the Board and/or management believe contributions could be improved, overall Board composition and makeup, including the reelection of current Board members, and the independence of directors;

•
overseeing the Board’s committee structure and operations, evaluating the performance of the members of the committees of the Board, reviewing the composition of such committees, and recommending to the Board the membership of each such committee;

•	reviewing, discussing and assessing our corporate governance principles;
•	reviewing our policy statements to determine adherence to our Code of Business Conduct and Ethics;
•	reviewing, discussing and assessing our quality and healthcare compliance programs, activities and controls;
•	overseeing and reviewing the processes and procedures we use to provide accurate, relevant and appropriately detailed information to the Board and its committees on a timely basis; and
•	reviewing plans for management succession.
The Nominating and Corporate Governance Committee believes that candidates for director nominees should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also would consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of Myovant, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, diversity and having the commitment to rigorously represent the long-term interests of our shareholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Subject to the Investor Rights Agreement and Bye-laws discussed below, candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of our shareholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and Myovant, to maintain a balance of knowledge, experience and capability. The current composition of our Board consists of seven members, four of whom are women and two of whom are members of underrepresented minorities. See “Board Diversity” above for more information.
Subject to the Investor Rights Agreement and Bye-laws discussed below, in the case of incumbent directors (other than the Audit Committee members) whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating and Corporate Governance Committee also takes into account the results of the Board’s self-evaluation, typically conducted annually on a group and individual basis.
Subject to the Investor Rights Agreement and Bye-laws discussed below, in the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NYSE purposes, which determination is based upon applicable NYSE listing rules, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. Subject to the Bye-laws, the Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.
The Bye-laws delegate to the Nominating and Corporate Governance Committee the authority to set the size of our board and to nominate director candidates and fill vacancies on our board, with the exception of candidates to replace, or vacancies in the offices of, at least three Independent Directors who are members of the

Audit Committee, which nominations or appointments are to be made through a process under which the Audit Committee proposes nominees or appointees who are then required to be nominated or appointed by our board unless rejected by the Nominating and Corporate Governance Committee, with alternative processes in the event of such a rejection or failure by the Audit Committee to make a timely proposal and provide that the Board’s power to delegate its powers to committees is subject to the provisions of the Investor Rights Agreement during the Trigger Period (as defined in the Bye-laws).
Under the Investor Rights Agreement, the Board consists of (i) three directors designated by Sumitomo Pharma or its affiliates (the “Sumitomo Group designated directors”), (ii) three Independent Directors (as such term is defined in the Investor Rights Agreement and described above) and (iii) the Principal Executive Officer. An “Independent Director” is a director who (A) the Board reasonably determines qualifies as an “independent director” under the NYSE listing rules, (B) is not and within the last three years has not been a director, officer or employee of an entity of Sumitomo Pharma and its affiliated entities (the “Sumitomo Group”), and (C) does not have any immediate family member who is or within the last three year has been a director, officer or employee of an entity within the Sumitomo Group. The Nominating and Corporate Governance Committee shall consist of (i) two Sumitomo Group designated directors and (ii) one Independent Director. The Compensation Committee shall consist of (i) one Sumitomo Group designated director and (ii) two Independent Directors. The Audit Committee shall consist of the three Independent Directors.
Under the Investor Rights Agreement, at all times until the Sumitomo Group no longer holds more than 50% of our outstanding common shares, among other things: (i) the Audit Committee of the Board will be composed solely of three Independent Directors, each of whom is an initial Independent Director or has been nominated or appointed to the Board in accordance with specified provisions of the Bye-laws, and at least one of whom will meet the requirements of an “Audit Committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K under the Exchange Act; (ii) the Nominating and Corporate Governance Committee of the Board will be composed of (A) two Sumitomo Group designated directors and (B) one Independent Director who is also a member of the Audit Committee; (iii) the Compensation Committee of the Board will be composed of (A) one Sumitomo Group designated director and (B) two Independent Directors each of whom is also a member of the Audit Committee; (iv) except as may be required by applicable laws, regulations or stock exchange rules, any other standing or ad hoc committee of the Board will be composed of a majority of Sumitomo Group designated directors, subject to specified exceptions; (v) specified provisions of the Bye-laws may not be amended, revised or removed without the prior written consent of Sumitovant; and (vi) all entities within the Sumitomo Group will vote the common shares owned by them in connection with any election of Independent Directors in a manner that is either in accordance with the recommendation of the Board or in direct proportion to the manner in which the Myovant shareholders not affiliated with Sumitomo Pharma vote their common shares in respect of the election of such Independent Directors.
In addition, subject to the Investor Rights Agreement and Bye-laws, the Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. Shareholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written notice to the Nominating and Corporate Governance Committee by following the procedures described under “Shareholder Communication with the Board of Directors” below. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a shareholder. Though the Board or the Nominating and Corporate Governance Committee has not established a formal policy with regard to consideration of director candidates recommended by shareholders, the Board believes that the procedures set forth in the Bye-laws, currently in effect, are sufficient and that the establishment of a formal policy is not necessary.
Shareholder Communication With The Board Of Directors
The Board has adopted a formal process by which shareholders may communicate with the Board or any of its directors. Shareholders who wish to communicate with the Board or an individual director may do so by sending written communications to the Board or such director at Myovant Sciences Ltd., Attn: Corporate Secretary, at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. The Corporate Secretary will forward each communication to our Principal Financial Officer or his or her designee, and the communication will be further forwarded to the Board or individual directors to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the communication will be discarded.
In addition to shareholder communications with directors, any interested person may communicate directly with the presiding director of the Board’s executive sessions or the independent or non-management directors as a group. Persons interested in communicating directly with the independent or non-management directors regarding their concerns or issues may do so by addressing correspondence to a particular director, or to the independent or non-management directors generally, in care of Myovant Sciences Ltd., Attn: Corporate Secretary, at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. If no particular director is named, letters will be forwarded, depending upon the subject matter, to the Chairperson of the Audit Committee, the Compensation Committee, or the Nominating and Corporate Governance Committee.
Code Of Business Conduct And Ethics
The Board has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers, employees, consultants and independent contractors. The Code of Business Conduct and Ethics is available on our website at https://myovant.gcs-web.com/corporate-governance/documents-and-charters. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision thereof to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website or otherwise as required by applicable law and NYSE listing requirements.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines to establish the authority and practices to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our shareholders. The Corporate Governance Guidelines set forth the practices that the Board intends to follow with respect to a number of areas, including its composition and selection, role, meetings, committees, access to management and use of outside advisors, Principal Executive Officer evaluation and succession planning, and board assessment and compensation. The Corporate Governance Guidelines are available on our website at https://myovant.gcs-web.com/corporate-governance/documents-and-charters.
Insider Trading Policy; Policy Against Hedging
We recognize that our employees (including our executive officers), directors and consultants may sell our common shares from time to time in the open market, including in connection with exercises of stock options (“options”). All such transactions are required to comply with our Insider Trading Policy. Under our Insider Trading Policy, employees, directors, and consultants may only purchase or sell our securities during quarterly “window” periods. The only exceptions to this are transactions directly with Myovant, for example, option exercises for cash under our equity incentive plan, or transactions conducted pursuant to a trading plan adopted under Rule 10b5-1 of the Exchange Act. In addition, all of our executive officers may only buy or sell Myovant common shares pursuant to pre-approved trading plans adopted under Rule 10b5-1 of the Exchange Act, subject to certain exceptions permitted under our Insider Trading Policy. Our Insider Trading Policy also prohibits our employees (including our executive officers) and directors from engaging in, among other things, short sales, transactions in put or call options, hedging transactions, margin accounts or other inherently speculative transactions with respect to our common shares at any time.
Stock Ownership Guidelines
The Compensation Committee has considered, but has not adopted, stock ownership guidelines for our named executive officers nor for our non-employee directors. From time to time, the Compensation Committee reevaluates whether to adopt stock ownership guidelines and we may adopt stock ownership guidelines in the future.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, APPOINTMENT OF AUDITOR FOR STATUTORY PURPOSES AND AUTHORIZATION FOR THE BOARD TO SET AUDITOR REMUNERATION
The Audit Committee of the Board has selected Ernst & Young LLP to serve as our independent registered public accounting firm for our fiscal year ending March 31, 2023. The Audit Committee is submitting the selection of our independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. In addition, under Bermuda law, our shareholders have the right to appoint our auditor. Therefore, we are also submitting for approval at the Annual Meeting the appointment of Ernst & Young LLP as our auditor for statutory purposes under the Companies Act until the close of the next Annual Meeting, and authorization for the Board, acting through the Audit Committee, to determine the remuneration of Ernst & Young LLP in that capacity.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES
The following table represents aggregate fees billed to us for our fiscal year ended on March 31, 2022, and for our fiscal year ended on March 31, 2021. Ernst & Young LLP served as the independent registered public accounting firm for each of those periods.
Fee Category	Fiscal Year Ended March 31, 2022	Fiscal Year Ended March 31, 2021
Audit Fees(1)	$2,603,003	$2,172,759
Audit-Related Fees	—	—
Tax Fees(2)	175,748	86,800
All Other Fees(3)	—	4,240
Total Fees	$2,778,751	$2,263,799
(1)
Includes fees for the audit of our annual consolidated financial statements included in our Annual Report on Form 10-K for the applicable fiscal year, review of the unaudited consolidated financial statements included in our Quarterly Reports on Form 10-Q, and for services provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements, consents associated with registration statements on Form S-8, and applicable amendments thereto and statutory audits of certain of our subsidiaries. All services described above were pre-approved by the Audit Committee.

(2)	Includes fees for professional services related to tax compliance and reporting.
(3)	Represents subscription fees for an online search engine.
PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services performed by our independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS
The affirmative vote of a majority of shares cast in accordance with the Bye-laws is required to ratify the selection by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2023, to appoint Ernst & Young LLP as our auditor for statutory purposes under the Companies Act for our fiscal year ending March 31, 2023, and to authorize the Board, through the Audit Committee, to set the remuneration for Ernst & Young LLP as our auditor for our fiscal year ending March 31, 2023. Votes “For” or “Against” and Abstentions will affect the outcome. Abstentions will be counted towards the vote total and will have the same effect as “Against” votes. Broker non-votes are not considered to be votes cast and therefore will have no effect.

If the shareholders do not approve the appointment of Ernst & Young LLP and the Audit Committee’s authority to set Ernst & Young LLP’s remuneration, the Audit Committee will consider the appointment of another auditor to be approved by the shareholders. We expect that representatives of Ernst & Young LLP will be present by telephone at the Annual Meeting. They will have an opportunity to make a statement if so desired and will be available to respond to appropriate questions.
The Board Of Directors Recommends A Vote “FOR” Proposal 2.

PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), Myovant’s shareholders are entitled to cast an advisory vote at the Annual Meeting to approve the compensation of our named executive officers as disclosed in this Proxy Statement. Our shareholders have expressed a preference, and our Board has determined, to hold an advisory vote on executive compensation annually. We are presenting this Proposal 3 as required by Section 14A of the Exchange Act. Unless our Board changes the frequency of future advisory votes on executive compensation, the next advisory vote on executive compensation will be held at our 2023 Annual General Meeting of Shareholders. Pursuant to the Dodd-Frank Act, the shareholder vote is an advisory vote only and is not binding on us or the Board.
Although the vote is non-binding, the Compensation Committee and the Board value your opinions and will consider the outcome of the vote in establishing compensation philosophy and making future compensation decisions.
Pay-for-Performance Philosophy
We compensate our executive officers in a manner consistent with our business strategy, competitive practice, sound compensation governance principles, and shareholder interests and concerns. Our compensation policies and decisions are focused on pay-for-performance.
Business Results
The compensation of our named executive officers during our fiscal year ended on March 31, 2022, is consistent with significant business achievements and individual performance. The following summarizes certain key highlights of our corporate performance during our fiscal year ended on March 31, 2022:
Revenue Highlights
•	Total revenues for the year ended March 31, 2022, were $231.0 million compared to $59.3 million for the year ended March 31, 2021.
•	Product revenue, net for the year ended March 31, 2022, was $94.3 million, compared to $3.6 million for the year ended March 31, 2021.
•
Net revenue from sales of ORGOVYX® (relugolix 120 mg), the first and only oral gonadotropin-releasing hormone (“GnRH”) receptor antagonist for the treatment of adult patients with advanced prostate cancer, was $83.0 million for the year ended March 31, 2022, compared to $3.6 million for the year ended March 31, 2021.

•
Net revenue from sales of MYFEMBREE® (relugolix 40 mg, estradiol 1.0 mg, and norethindrone acetate 0.5 mg), first and only once-daily oral GnRH treatment for the management of heavy menstrual bleeding associated with uterine fibroids, was $6.4 million for the year ended March 31, 2022, compared to $0 for the year ended March 31, 2021.

•	Pfizer, Inc. (“Pfizer”) collaboration revenue was $105.0 million for the year ended March 31, 2022, compared to $22.4 million for the year ended March 31, 2021.
•	Gedeon Richter Plc. (“Richter”) license and milestone revenue was $31.7 million for the year ended March 31, 2022, compared to $33.3 million for the year ended March 31, 2021.
Regulatory Highlights
•
On May 26, 2021, the U.S. Food and Drug Administration (“FDA”) approved MYFEMBREE as the first and only once-daily oral GnRH treatment for the management of heavy menstrual bleeding associated with uterine fibroids. MYFEMBREE was launched in the U.S. for this indication by us and our collaboration partner, Pfizer, in June 2021. The FDA approval of MYFEMBREE for this indication triggered a $100.0 million regulatory milestone payment from Pfizer, which we received in the three months ended September 30, 2021.

•
On July 16, 2021, the European Commission (“EC”), and on August 9, 2021, the United Kingdom (“U.K.”) Medicines and Healthcare products Regulatory Agency (“MHRA”), approved RYEQO® (relugolix 40 mg, estradiol 1.0 mg, and norethindrone acetate 0.5 mg) for the treatment of moderate to severe symptoms of uterine fibroids in adult women of reproductive age in the European Union (“EU”) and U.K., respectively. RYEQO was the first and only long-term, once-daily oral treatment for uterine fibroids with no limitation on its duration of use approved in the EU and the U.K. Gedeon, our commercialization partner for RYEQO in Europe and certain other international markets, has launched RYEQO in a number of countries in Europe since these regulatory approvals. The approval of RYEQO in the EU triggered a $15.0 million regulatory milestone payment from Richter, which we received in the three months ended September 30, 2021.

•
On March 29, 2022, one of our subsidiaries, Myovant Sciences GmbH, submitted a supplemental New Drug Application (“sNDA”) to the FDA that included the two-year data from the Phase 3 LIBERTY randomized withdrawal study.

•
Following the announcement on March 29, 2021 of acceptance of the Marketing Authorization Application for relugolix by the European Medicines Agency, on April 29, 2022, the EC approved ORGOVYX as the first and only oral androgen deprivation therapy for advanced hormone-sensitive prostate cancer in Europe.

•
Following negotiations with Accord Healthcare, Ltd. (“Accord”) during the fiscal year ended March 31, 2022 and into the current fiscal year, we entered into an exclusive license agreement with Accord and its parent entity in May 2022 (the “Accord License Agreement”) to commercialize ORGOVYX for the treatment of advanced hormone-sensitive prostate cancer under in the European Economic Area, U.K., Switzerland, and Turkey, with the right of first negotiation if we decide to enter into licensing arrangements in countries in the Middle East, Africa, and India. Under the terms of the Accord License Agreement, we received an upfront payment of $50.0 million in May 2022. We are also eligible to receive up to $90.5 million in commercial launch, sales-based, and other milestones. In addition, we are eligible to receive tiered royalties from the high-teens to mid-twenties on net sales of ORGOVYX in Accord’s territories.

•
On May 6, 2022, we and Pfizer announced that the FDA extended the Prescription Drug User Fee Act (“PDUFA”) goal date to August 6, 2022 for the sNDA for MYFEMBREE for the management of moderate to severe pain associated with endometriosis to allow time to review additional analyses related to bone mineral density submitted in response to the FDA’s information request. No new clinical data was requested by the FDA.

Clinical Highlights
•
In May 2021, the FDA informed us that they placed a partial clinical hold on the Phase 3 SERENE study evaluating MYFEMBREE for the prevention of pregnancy, pending certain study protocol modifications. In August 2021, the FDA informed us that the partial clinical hold for the Phase 3 SERENE study was lifted following study protocol amendments. The primary analysis of the study, prevention of pregnancy, remains unchanged, but now the SERENE study will only evaluate women with a confirmed diagnosis of uterine fibroids or endometriosis. Bone mineral density monitoring will occur throughout the treatment period as well as after treatment is discontinued to gain additional insights into bone health, which will augment the safety profile observed in the LIBERTY and SPIRIT programs. The enrollment target was increased to 1,020 patients who are 18 to 50 years of age and at risk for pregnancy, enhancing the power of the study. Patient screening with this updated protocol began in September 2021, with initial patients dosed in October 2021.

•
In October 2021, we and Pfizer presented data from clinical studies of MYFEMBREE at the American Society for Reproductive Medicine (“ASRM”) 2021 Congress, including results of the Phase 3 LIBERTY randomized withdrawal study, which was designed to evaluate the efficacy and safety of relugolix combination therapy for up to two years in women with heavy menstrual bleeding associated with uterine fibroids, and was designated an ASRM Prize Paper. Additional data presentations at the ASRM 2021 Congress included data from the SPIRIT 1 and SPIRIT 2 studies of women with pain associated with endometriosis as well as pooled safety and tolerability data from the LIBERTY and SPIRIT clinical programs.

•
In May 2022, we announced that data from the SPIRIT long-term extension study demonstrated clinically meaningful improvements in dysmenorrhea (84.8% of patients) and non-menstrual pain (75.8% of patients) over two years in women with endometriosis-associated pain. The safety profile during the second year of treatment, including bone mineral density, was consistent with that observed during the first year with no new safety signals identified.

Intellectual Property Highlights
•
On June 15, 2021, the United States Patent and Trademark Office (“USPTO”) granted U.S. Patent. No. 11,033,551 to Myovant. This patent covers the unique and innovative method of treating patients for heavy menstrual bleeding associated with uterine fibroids with MYFEMBREE. This patent will expire in September of 2037 and is listed in the FDA’s Approved Drug Products with Therapeutic Equivalence Evaluations (the “Orange Book”). This patent term matches that of two methods patents (U.S. Patent. Nos. 10,786,501 and 10,449,191) previously granted by the USPTO for ORGOVYX that cover methods of treating advanced prostate cancer with relugolix.

•
On February 11, 2022, the European Patent Office granted European patent number EP3518933 to Myovant. This patent is the European counterpart to US11,033,551 and it covers methods of treating several women’s health conditions with relugolix, including uterine fibroids and endometriosis. This patent will expire in September of 2037.

Management and Board of Director Appointments
•	On April 5, 2021, we appointed Lauren Merendino as Chief Commercial Officer of Myovant Sciences Ltd. and Myovant Sciences, Inc.
•	On September 7, 2021, we appointed Uneek Mehra as Principal Financial Officer of Myovant Sciences Ltd. and as Chief Financial and Business Officer of Myovant Sciences, Inc.
•
Effective on November 5, 2021, our Board appointed Nancy Valente, M.D. as an independent director following Kathleen Sebelius’ departure from our Board. Dr. Valente also became a member of the Audit Committee and the chairperson of the Nominating and Corporate Governance Committee.

Proposed Resolution
In accordance with Section 14A of the Exchange Act, we are requesting your non-binding vote on the following resolution:
“RESOLVED, that the compensation paid to Myovant’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”
Vote Required; Recommendation of the Board of Directors
The affirmative votes of a majority of shares cast in accordance with the Bye-laws is required for approval of this proposal. Votes “For” or “Against” and Abstentions will affect the outcome. Abstentions will be counted towards the vote total and will have the same effect as “Against” votes. Broker non-votes are not considered to be votes cast and therefore will have no effect.
The Board of Directors Recommends a Vote “FOR” Proposal 3.

EXECUTIVE OFFICERS
The following table sets forth information concerning our executive officers, including their ages as of July 21, 2022:
Name(1)	Age	Position
David Marek	57	Principal Executive Officer and Director of Myovant Sciences Ltd.; Chief Executive Officer of Myovant Sciences, Inc.
Uneek Mehra	50	Principal Financial Officer of Myovant Sciences Ltd.; Chief Financial and Business Officer of Myovant Sciences, Inc.
Matthew Lang	46	General Counsel and Corporate Secretary of Myovant Sciences Ltd.; Chief Legal and Administrative Officer and Corporate Secretary of Myovant Sciences, Inc.; General Manager of Myovant Sciences GmbH
Juan Camilo Arjona Ferreira, M.D.	52	Chief Medical Officer of Myovant Sciences Ltd. and Myovant Sciences, Inc.
Lauren Merendino	47	Chief Commercial Officer of Myovant Sciences Ltd. and Myovant Sciences, Inc.
(1)
Each of our executive officers is an employee of Myovant Sciences, Inc., our wholly-owned subsidiary. Such employee provides services to us pursuant to an intercompany services agreement between us and Myovant Sciences, Inc.

Following is a brief biography of each of our executive officers who are not also directors. A biography of Mr. Marek is set forth above under “Proposal 1 Election of Directors.”
Uneek Mehra. Mr. Mehra has served as our Principal Financial Officer since September 2021. Mr. Mehra also currently serves as Chief Financial and Business Officer of Myovant Sciences, Inc. From October 2019 to September 2021, Mr. Mehra was the Chief Financial Officer and Corporate Treasurer of PACT Pharma, Inc., a pharmaceutical company. Prior to PACT, Mr. Mehra was Chief Financial Officer at Proteus Digital Health, Inc., a digital medicines company, from April 2017 to October 2019 where he was responsible for Finance, Tax, Treasury, IT, Facilities and HR. From 2004 to 2017, Mr. Mehra was with Novartis Pharmaceuticals Corporation, a pharmaceutical company, in roles with increasing responsibilities in Commercial & Corporate Finance, Treasury and Business Development & Licensing across the U.S., Switzerland and China. As Chief Financial Officer of the U.S. Integrated Care and Critical Care Business Units at Novartis, Mr. Mehra supported commercial excellence and success for multiple branded products, notably driving the launch planning and execution of Cosentyx® and Entresto® across prescribers, patients, and market access channels. Previously, Mr. Mehra worked with International Business Machines Corporation, a technology company, and Citibank, a financial services company and a division of Citigroup Inc. Mr. Mehra received an M.B.A. in Strategy and Leadership from the International Institute for Management Development in Lausanne, Switzerland, an M.S. in Finance from the University of Mumbai in India and a B.E. in Electronics from the Birla Institute of Technology & Science, Pilani in India.
Matthew Lang. Mr. Lang has served as our General Counsel since July 2017 and as our Corporate Secretary since September 2018. Mr. Lang also currently serves as the Chief Legal and Administrative Officer and Corporate Secretary of Myovant Sciences, Inc. and is the General Manager of Myovant Sciences GmbH based in Basel, Switzerland. Mr. Lang was previously Vice President, Head of Global Litigation, Investigations, Employment Law and Information Governance at Gilead Sciences, Inc., a biopharmaceutical company, where he worked from November 2009 to July 2017. At Gilead, in addition to leading core functions within the legal department, Mr. Lang was a member of the company’s Corporate Operating Group, Global Legal Leadership Team and the Global Compliance Committee. Prior to Gilead, from 2003 to 2009, Mr. Lang was an attorney at Dechert LLP in New York City, where he represented companies and executives in regulatory enforcement matters, internal investigations, criminal defense matters, labor disputes, and other civil litigation and appeals. Mr. Lang served as a member of the board of directors of the United Way Bay Area from 2015 to 2018. Mr. Lang received his B.A. in Classical Studies from Queen’s University at Kingston, Canada and his J.D. from the University of Pennsylvania Law School.
Juan Camilo Arjona Ferreira, M.D. Dr. Arjona Ferreira has served as Chief Medical Officer of Myovant Sciences Ltd. and Myovant Sciences, Inc. since July 2017. From March 2014 to July 2017, Dr. Arjona Ferreira was Senior Vice President, Clinical Development at Shionogi Inc., a pharmaceutical company, where he served on its U.S. Senior Leadership Team and the Global Scientific Committee and was responsible for leading its U.S. Clinical Development organization. From July 2002 to March 2014, Dr. Arjona Ferreira worked at Merck & Co., Inc., a pharmaceutical company, where he held positions of increased responsibility, the last being Executive Director of Clinical Research in Women’s Health and led the product development teams for all programs in contraception and women’s health. He received his M.D. and completed his postgraduate specialist training in Obstetrics and Gynecology at Colegio Mayor del Rosario in Bogota, Colombia.
Lauren Merendino. Ms. Merendino has served as Chief Commercial Officer of Myovant Sciences Ltd. and Myovant Sciences, Inc. since April 2021. From September 2018 to April 2021, Ms. Merendino served as the Vice President of Neurological Rare Diseases at Genentech, Inc., a biopharmaceutical company, where she was responsible for leading a cross-functional team to launch products in the neurological rare disease therapeutic area and for leading the collaboration efforts across sales, marketing, market access, medical affairs and government affairs and advocacy. Ms. Merendino also held various other positions at Genentech from September 2009 to September 2018, where she had increasing responsibility in the commercial organization across sales, marketing, pricing, market access, and customer insights, with a focus on the neuroscience and oncology areas. Before joining Genentech, from August 1997 to August 2009, Ms. Merendino held various positions at Roche, a pharmaceutical company, where she had increasing responsibilities for marketing drugs in the breast and colorectal cancer areas, with a focus on tactical planning and execution of promotional pieces, patient support programs, medical team interaction, sales team interface, sales training, advisory boards, and market research. Over her tenure at Roche and Genentech, she had broad experience in national sales, marketing, as well as commercial strategies for molecules in early development and business development deals. She earned her B.S. degree in Microbiology from Pennsylvania State University and her M.B.A. in Marketing and Management from New York University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding beneficial ownership of our common shares as of July 1, 2022 (except as noted) by:
•	all of those known by us to be beneficial owners of more than five percent of our common shares;
•	our named executive officers for our fiscal year ended on March 31, 2022;
•	each of our directors; and
•	all of our executive officers and directors as a group.
The table below is based upon information supplied by officers, directors and principal shareholders and filings with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole voting and dispositive power with respect to the shares indicated as beneficially owned. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days after July 1, 2022, or August 30, 2022, such as upon the exercise of options to purchase our common shares or vesting of RSUs granted to executive officers. Applicable percentages are based on 95,648,520 common shares outstanding on July 1, 2022, adjusted as required by rules promulgated by the SEC, provided that any additional common shares that the person has the right to acquire within 60 days after July 1, 2022 are treated as outstanding for the purposes of calculating that shareholder’s percentage of beneficial ownership.
Except as set forth below, the principal business address of each such person or entity is c/o Myovant Sciences Ltd., 3rd Floor, 11-12 St. James’s Square, London SW1Y 4LB, United Kingdom.
Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
5% Shareholders:
Sumitomo Chemical Co., Ltd.(1)	50,041,181	52.3%
BB Biotech AG(2)	6,122,039	6.4
Wellington Management Group LLP(3)	6,063,802	6.3
Janus Henderson Group plc(4)	5,527,464	5.8
Named Executive Officers, Directors and Nominees:
David Marek(5)	261,274	*
Uneek Mehra	—	*
Frank Karbe(6)	152,655	*
Lauren Merendino(7)	55,949	*
Terrie Curran(8)	116,853	*
Mark Guinan(8)	125,211	*
Adele Gulfo(8)	59,103	*
Shigeyuki Nishinaka	—	*
Hiroshi Nomura	—	*
Myrtle Potter(8)	125,211	*
Nancy Valente, M.D.	—	*
All current executive officers and directors as a group (11 persons)(9)	1,857,101	1.9%
*	Represents beneficial ownership of less than one percent.
(1)
As reported in a Schedule 13D/A filed with the SEC on October 27, 2021, Sumitomo Chemical Co., Ltd. (“Sumitomo Chemical”) and Sumitomo Dainippon Pharma Co., Ltd., which name changed to Sumitomo Pharma Co., Ltd. (“Sumitomo Pharma”) as of April 1, 2022 (“Sumitomo Pharma”), have shared voting power and shared dispositive power with respect to these shares as of October 27, 2021. These shares are held by Sumitovant Biopharma Ltd. (“Sumitovant”), which has sole voting and dispositive power with respect to these shares as of October 27, 2021. Sumitovant is a wholly-owned subsidiary of Sumitomo Pharma, which is a majority-owned subsidiary of Sumitomo Chemical. The principal business address of Sumitomo Chemical is 27-1, Shinkawa 2-chome, Chuo-ku, Tokyo 104-8260, Japan. The principal business address of Sumitomo Pharma is 6-8 Doshomachi 2-chome, Chuo-ku, Osaka 541-0045, Japan. The principal address of Sumitovant is 11-12 St. James’s Square, Suite 1, 3rd Floor, London SW1Y 4LB, United Kingdom. The information set forth above is as of October 27, 2021 and, accordingly, the beneficial ownership held by these entities may have changed since that date.

(2)
As reported in a Schedule 13G/A filed with the SEC on February 11, 2022, BB Biotech AG (“BB Biotech”) and Biotech Target N.V. (“Biotech Target”), a wholly-owned subsidiary of BB Biotech, have shared voting power and shared dispositive power over all of these common shares as of December 31, 2021. The principal business office of BB Biotech is Schwertstrasse 6, CH-8200 Schaffhausen, Switzerland. The principal business office of Biotech Target is Ara Hill Top Building, Unit A-5, Pletterijweg Oost 1, Curaçao. The information set forth above is as of December 31, 2021 and, accordingly, the beneficial ownership held by these entities may have changed since that date.

(3)
As reported in a Scheduled 13G filed with the SEC on February 4, 2022, Wellington Management Group LLP (“Wellington Management Group”), Wellington Group Holdings LLP, and Wellington Investment Advisors Holdings LLP reported shared voting power over 5,568,777 Myovant common shares and shared dispositive power over 6,063,802 Myovant common shares as of December 31, 2021. In addition, Wellington Management Company LLP reported shared voting power over 5,471,324 Myovant common shares and shared dispositive power over 5,597,205 Myovant common shares as of December 31, 2021. As reported in the Schedule 13G, the Myovant common shares are owned of record by clients of one or more investment advisers directly or indirectly owned by Wellington Management Group. The Schedule 13G reports that those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, Myovant common shares, and no such client is known to have such right or power with respect to more than five percent of Myovant common shares. The principal business address of Wellington Management Group, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210. The information set forth above is as of December 31, 2021 and, accordingly, the beneficial ownership held by these entities may have changed since that date.

(4)
As reported in a Schedule 13G/A filed with the SEC on February 10, 2022, Janus Henderson Group plc (“Janus Henderson”) has shared voting power and shared dispositive power with respect to these shares as of December 31, 2021. Janus Henderson has an indirect 97% ownership stake in Intech Investment Management LLC and a 100% ownership stake in Henderson Investors U.S. LLC (“JHIUS”), Henderson Global Investors Limited and Janus Henderson Investors Australia Institutional Funds Management Limited (each an “Asset Manager” and collectively as the “Asset Managers”). Each Asset Manager is an investment adviser registered or authorized in its relevant jurisdiction and each furnishing investment advice to various fund, individual and/or institutional clients (collectively referred to herein as “Managed Portfolios”). As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, JHIUS may be deemed to be the beneficial owner of the 5,520,318 Myovant common shares held by such Managed Portfolios. However, JHIUS disclaims any ownership associated with such rights. The principal business address of Janus Henderson is 201 Bishopsgate, EC2M 3AE, United Kingdom. The information set forth above is as of December 31, 2021 and, accordingly, the beneficial ownership held by these entities may have changed since that date.

(5)
Consists of (i) 58,932 common shares; (ii) 179,976 common shares subject to options exercisable within 60 days after July 1, 2022; and (iii) 22,366 common shares subject to RSUs vested or to be vested within 60 days after July 1, 2022 (without taking into consideration of the common shares sold or to be sold to cover withholding taxes).

(6)	Represents outstanding shares held by Mr. Karbe on July 1, 2022. Mr. Karbe ceased to be our Principal Financial and Accounting Officer effective August 12, 2021.
(7)
Consists of (i) 12,525 common shares; (ii) 38,531 common shares subject to options exercisable within 60 days after July 1, 2022; and (iii) 4,893 common shares subject to RSUs vested or to be vested within 60 days after July 1, 2022 (without taking into consideration of the common shares sold or to be sold to cover withholding taxes).

(8)	Consists solely of common shares subject to options exercisable within 60 days after July 1, 2022.
(9)
Consists of shares beneficially owned by our current executive officers and directors, including the shares described in footnotes 5, 7 and 8 above and 1,113,500 additional shares beneficially owned by executive officers who are not named executive officers, which additional shares consist of: (i) 138,002 common shares; (ii) 956,188 common shares subject to options exercisable within 60 days after July 1, 2022; and (iii) 19,310 common shares subject to RSUs vested or to be vested within 60 days after July 1, 2022 (without taking into consideration of the common shares sold or to be sold to cover withholding taxes).

DIRECTOR COMPENSATION
The following table shows, for our fiscal year ended on March 31, 2022, information with respect to the compensation of our non-employee directors. Mr. Marek and Mr. Nomura did not receive any compensation for their services as directors for our fiscal year ended on March 31, 2022. Mr. Marek’s compensation for his service as an executive officer is set forth below under “Executive Compensation — Summary Compensation Table.” Mr. Nomura requested not to receive, and accordingly did not receive, any compensation as a non-executive director.
DIRECTOR COMPENSATION FOR OUR FISCAL YEAR ENDED ON MARCH 31, 2022
Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)(3)(4)	Total ($)
Terrie Curran	$76,535	$286,792	$363,327
Mark Guinan	83,159	286,792	369,951
Adele Gulfo	55,000	286,792	341,792
Myrtle Potter	90,000	286,792	376,792
Kathleen Sebelius(5)	59,783	—	59,783
Nancy Valente, M.D.	28,342	538,708	567,050
(1)
This column includes the annual fees paid to all non-executive directors for their service on the Board as well as for their committee membership and chairperson positions. See “Information Regarding the Board of Directors and Corporate Governance — Information Regarding Committees of the Board of Directors” above for more information regarding committee membership.

(2)
Amounts reflect the full grant-date fair value of options granted to the respective director during the fiscal year, as computed in accordance with Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (the “ASC”) No. 718. Generally, the grant date fair value is the amount that we would expense in our consolidated financial statements over the award’s vesting schedule. We provide information regarding the assumptions used to calculate the fair value of awards in Notes 2 and 10(D) of the notes to our consolidated financial statements in our Form 10-K for our fiscal year ended on March 31, 2022, filed with the SEC on May 11, 2022. Our directors will only realize compensation with respect to options to the extent the market price of our common shares is greater than the exercise price per share of such options on the date of exercise.

(3)
Each of Ms. Curran, Mr. Guinan, Ms. Gulfo, and Ms. Potter was granted an option to purchase 21,096 common shares at an exercise price of $22.71 per common share on November 5, 2021, which vests on the earlier to occur of (x) the first anniversary of the date of grant and (y) the date immediately prior to the date of the annual general meeting of shareholders for the year following the year in which the grant is made, subject in each case to continuous service through the vesting date. Dr. Valente was granted an option to purchase 36,892 common shares at an exercise price of $22.71 per common share on November 5, 2021, which vests as to 1/3 of the shares on the first anniversary date of the grant date, with the balance of the shares vesting in eight equal quarterly installments thereafter, subject to her continued service through the vesting date.

(4)
Options to purchase the following number of common shares were outstanding on March 31, 2022, by each of the non-executive directors: Ms. Curran, 137,949; Mr. Guinan, 146,307; Ms. Gulfo, 87,699; Ms. Potter, 146,307; and Dr. Valente, 36,892. Each of Ms. Sebelius and Mr. Nomura did not hold any equity awards on March 31, 2022.

(5)	Ms. Sebelius departed from the Board on November 5, 2021.
Non-Executive Director Compensation
The Compensation Committee approved a Non-Executive Director Compensation Policy that applies to directors who are not executive officers of Myovant. This policy may be modified or terminated by the Compensation Committee or the Board at its sole discretion.
Each of the non-executive directors, other than Mr. Nomura, received the applicable retainers and fees set forth below in the column titled “Fiscal Year Ended March 31, 2022” for serving as a member of the Board, as the Lead Independent Director, as the chairperson of a committee or as a committee member during our fiscal year ended on March 31, 2022 (which retainers and fees was paid on a pro-rata basis for their respective service periods for the applicable positions during such fiscal year).
The Compensation Committee and the Board periodically review and determine non-executive director compensation with the input of senior management and outside compensation consultants as they deem appropriate. For example, Compensia provided competitive compensation data and input for purposes of determining the compensation of non-executive directors for our fiscal year ending on March 31, 2023. As a result of that review and study, the Compensation Committee adjusted our non-executive director compensation program to that as set forth below in the column titled “Fiscal Year Ending March 31, 2023” which became effective as of April 1, 2022.

Cash Compensation
Our Non-Executive Director Compensation Policy provides that we pay annual cash retainers in the following amounts to non-executive directors:
Retainer/Fee Category	Fiscal Year Ended March 31, 2022 ($)	Fiscal Year Ending March 31, 2023 ($)
Annual Retainer	$50,000	$50,000
Additional Annual Retainer for Non-Executive Chairman	35,000	50,000
Additional Annual Retainer for Lead Independent Director	25,000	25,000
Additional Annual Retainer for Committee Chairs:
Audit Committee	20,000	25,000
Compensation Committee	15,000	18,000
Nominating and Corporate Governance Committee	10,000	10,000
Additional Annual Retainer for Committee Members:
Audit Committee	10,000	10,000
Compensation Committee	7,500	7,500
Nominating and Corporate Governance Committee	5,000	5,000
All annual retainers are paid in cash quarterly in arrears promptly following the end of the applicable fiscal quarter.
Equity Compensation
Under the Non-Executive Director Compensation Policy effective during our fiscal year ended March 31, 2022, upon initial election to the Board, each non-executive director shall receive an initial option grant with an aggregate value of $500,000, on the date on which an applicable director’s service begins, which option is valued based on the Black-Scholes option value of the volume weighted average closing sales price of our common shares for all of the trading days during the 30 calendar day period ending on (and including) the last trading day immediately preceding the date on which such directors’ service begins. The initial option grant is automatically granted, without further action, on the date on which the director’s service as a director begins and vests as to 1/3 of the shares on the first anniversary of the grant date, with the balance of the shares vesting in eight equal quarterly installments thereafter, subject to the applicable director’s continued service through the vesting date. Effective on April 1, 2022, the aggregate value subject to an initial option grant was amended to $510,000. The methodology of calculation and the vesting terms of the initial grant remain the same.
In addition, under the Non-Executive Director Compensation Policy for our fiscal year ended March 31, 2022, on the date of the annual general meeting of shareholders, each non-executive director who was elected or appointed as a director at least three months prior to an annual general meeting of shareholders and whose service as a director continued after such annual general meeting received an additional annual grant of an option with an aggregate value of $266,200 on the date of the annual general meeting, which value is based on the Black-Scholes option value of the volume weighted average closing sales price of common shares of Myovant for all of the trading days during the 30 calendar day period ending on and including the last trading day immediately preceding the applicable date of the annual meeting. The annual option vests in full on the earlier to occur of (i) the first (1st) anniversary of the date of grant and (ii) the day immediately prior to the date of the annual general meeting of shareholders for the year following the year in which the grant is made, subject in each case to continued service through the vesting date. The annual option grant was automatically granted on the date of the annual general meeting of shareholders, without further action of the Compensation Committee or the Board. This provision remains unchanged for our fiscal year ending on March 31, 2023.
Option grants have an exercise price equal to the closing price of our common shares on the NYSE on the grant date and are subject to the applicable director’s continued service through the vesting date. Option grants expire on the ten-year anniversary of the grant date and are subject to all applicable terms of our 2016 Equity Incentive Plan and applicable award agreements thereunder.

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
The following table sets forth, for our fiscal year ended on March 31, 2022, which we refer to as our 2021 fiscal year, and for our fiscal year ended on March 31, 2021, which we refer to as our 2020 fiscal year, compensation awarded or paid to, or earned by, our Principal Executive Officer and our former Principal Financial and Accounting Officer who ceased to be an executive officer on August 12, 2021, and the compensation for our 2021 fiscal year for our other two most highly compensated executive officers for our 2021 fiscal year, all of whom are referred to herein as our “named executive officers” or “NEOs.” Our NEOs are not employees of Myovant Sciences Ltd., but rather are employees of Myovant Sciences, Inc. (“MSI”), a wholly-owned subsidiary of Myovant Sciences Ltd., which provides services to us pursuant to an intercompany services agreement.
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(7)	Option Awards ($)(8)	Non-Equity Incentive Plan Compensation ($)(9)	All Other Compensation ($)	Total ($)
David Marek	2021	$750,000	$—	$2,410,027	$2,407,333	$473,000	$207,149(10)	$6,247,509
Principal Executive Officer	2020	150,544(1)	1,000,000(5)	4,581,981	4,383,438	116,000	44,554(11)	10,276,517

Uneek Mehra	2021	278,609(2)	200,000(5)	2,249,996	2,283,515	142,000	10,752(12)	5,164,872
Principal Financial Officer

Frank Karbe	2021	212,884(3)	251,000(6)	1,128,907	1,152,197	270,000	1,436,149(13)	4,451,137
Former Principal Financial and Accounting Officer	2020	502,000	251,000(6)	970,780	971,160	290,000	4,472(14)	2,989,412

Lauren Merendino	2021	461,721(4)	—	1,399,986	1,425,545	175,000	1,425(15)	3,463,677
Chief Commercial Officer
(1)	Mr. Marek joined us on January 4, 2021. Mr. Marek’s salary amount for our 2020 fiscal year reflects his pro-rated annual salary for his service period during such fiscal year.
(2)
Mr. Mehra joined us on September 7, 2021 and, accordingly, there is no compensation reported for him for our 2020 fiscal year. Mr. Mehra’s salary amount for our 2021 fiscal year reflects his pro-rated annual salary for his service period during such fiscal year.

(3)	Mr. Karbe ceased to be employed by us on August 20, 2021. Mr. Karbe’s salary amount for our 2021 fiscal year reflects his pro-rated annual salary for his service period during such fiscal year.
(4)
Ms. Merendino joined us on April 5, 2021 and, accordingly, there is no compensation reported for her for our 2020 fiscal year. Ms. Merendino’s salary amount for our 2021 fiscal year reflects her pro-rated annual salary for her service period during such fiscal year.

(5)
The amount reflects a sign-on bonus payment pursuant to the terms of our NEO’s respective employment agreement, which is subject to a pro-rated recoupment if he leaves the company within 24 months of his start date.

(6)	The amounts for Mr. Karbe for the 2020 fiscal year and 2021 fiscal year reflect retention bonus payments approved in February 2020 and paid in December 2020 and July 2021, respectively.
(7)
Amounts reflect the grant-date fair value of restricted stock units granted during the respective fiscal year computed in accordance with FASB ASC No. 718, rather than the amounts paid to or realized by our NEOs. We provide information regarding the assumptions used to calculate the fair value of awards in Note 2 of the notes to our consolidated financial statements included in our Form 10-K for our 2021 fiscal year, filed with the SEC on May 11, 2022. Restricted stock units are granted either as performance-based restricted stock units (“PRSUs”) or time-based restricted stock units (“RSUs”).

(8)
During our 2020 fiscal year, Mr. Karbe was the only NEO who received a PRSU. On the PRSU grant date for our 2020 fiscal year, the performance criteria underlying the PRSUs were not probable of being achieved and as a result, the grant date fair value of the PRSUs was $0. The maximum potential value of the PRSU granted to Mr. Karbe on the grant date for his PRSU was $1,151,699, assuming the achievement of the maximum goal for each performance criteria. For Mr. Karbe, an accounting charge resulting from the acceleration of 25% of Mr. Karbe’s PRSUs of $287,925 is not reflected in the table above as the acceleration did not constitute a modification of the PRSU award. See the section titled “Summary of Separation Agreement with Mr. Karbe” below for further terms of his Separation Agreement. Amounts reflect the grant-date fair value of options granted during the respective fiscal year computed in accordance with FASB ASC No. 718, rather than the amounts paid to or realized by our NEOs. We provide information regarding the assumptions used to calculate the fair value of options in Notes 2 and 10(D) of the notes to our consolidated financial statements included in our Form 10-K for our 2021 fiscal year, filed with the SEC on May 11, 2022. Our NEOs will only realize compensation with respect to options to the extent the market price of our common shares is greater than the exercise price of such options on the date of exercise. For Mr. Karbe, the amount for our 2021 fiscal year includes $24,548 of incremental share-based compensation expense computed in accordance with FASB ASC No. 718 related to a modification to extend the post-termination exercise period for Mr. Karbe’s outstanding options pursuant his Separation Agreement. See the section titled “Summary of Separation Agreement with Mr. Karbe” below for further terms of his Separation Agreement.

(9)
The amounts represent performance-based cash incentive bonuses that were earned by our NEOs in the respective fiscal years. The amount for Mr. Karbe during the 2021 fiscal year represents his target bonus which was paid at his departure pursuant to his Separation Agreement.

(10)
The amount for Mr. Marek during the 2021 fiscal year consists of a cost-of-living adjustment payment of $120,000, a relocation cost reimbursement of $36,197 (plus $34,862 in tax gross-up), a phone stipend of $600 (plus $551 in tax gross-up), a home office stipend of $300 (plus $314 in tax gross-up) and an employer matching contribution to our 401(k) Plan of $14,325.

(11)
The amount for Mr. Marek during the 2020 fiscal year consists of a cost-of-living adjustment payment of $20,000, a relocation cost reimbursement of $12,540 (plus $11,725 in tax gross-up) and a phone stipend of $150 (plus $139 in tax gross-up).

(12)
The amount for Mr. Mehra during the 2021 fiscal year consists of a phone stipend of $350 (plus $218 in tax gross-up), a home office stipend of $300 (plus $209 in tax gross-up) and an employer matching contribution to our 401(k) Plan of $9,675.

(13)
The amount for Mr. Karbe during the 2021 fiscal year consists of a cash severance of $540,000 (representing his annual base salary), a payment of $878,500 related to his outstanding retention awards, healthcare premium coverage of $12,287 pursuant to the terms of Mr. Karbe’s Separation Agreement, a phone stipend of $200 (plus $227 in tax gross-up), and an employer matching contribution to our 401(k) Plan of $4,935.

(14)	The amount for Mr. Karbe during the 2020 fiscal year consists of a phone stipend of $650 (plus $375 in tax gross-up) and an employer matching contribution to our 401(k) Plan of $3,447.
(15)	The amount for Ms. Merendino during the 2021 fiscal year consists of a phone stipend of $600 (plus $373 in tax gross-up) and a home office stipend of $300 (plus $152 in tax gross-up).
NARRATIVE TO SUMMARY COMPENSATION TABLE
In reviewing this section, please note that for this Proxy Statement we are permitted to report using the smaller reporting company reporting standards and are not required to provide a “Compensation Discussion and Analysis” of the type required by Item 402 of Regulation S-K. The disclosure in this section is intended to supplement the SEC-required disclosure and it is not a Compensation Discussion and Analysis.
We review compensation annually for all employees, including our executive officers. The primary components of compensation for our executive officers are base salaries and annual cash bonus opportunities and equity incentive awards. In setting these components, the Compensation Committee considers compensation for comparable positions in the competitive market, the historical compensation levels of our executive officers, individual performance as compared to our expectations and objectives, and our desire to motivate our executive officers to achieve short-term and long-term results that are in the best interests of our shareholders and have a long-term commitment to us. The Compensation Committee has historically determined compensation for our executive officers. For executive officers other than our Principal Executive Officer, the Compensation Committee solicits and considers such executive officers’ performance evaluations and recommendations submitted to the Compensation Committee by our Principal Executive Officer. In addition, the Compensation Committee conducts an evaluation of the performance of our Principal Executive Officer and determines any adjustments to his compensation as well as awards to be granted. Based on those discussions and the exercise of its discretion, the Compensation Committee, without members of management present, discusses and ultimately approves the compensation of our executive officers.
Peer Group Comparison
The Compensation Committee uses a group of peer companies to understand the competitive market for executive talent and to evaluate the effectiveness of our executive compensation program. To attract, retain and engage high performing leaders, the Compensation Committee believes that the companies composing our compensation peer group should be aligned with our developmental stage, pipeline growth and market capitalization.
Compensia provided recommendations to the Compensation Committee regarding the companies composing the peer group for our fiscal year ended on March 31, 2022. To develop the peer group, Compensia first used the following criteria to determine which companies were potential companies for inclusion: (i) companies in the biotechnology and pharmaceuticals sub-industry based on the global industry classification standard; (ii) companies with a market capitalization between $500 million and $10 billion (~0.25x–5x of our then-market capitalization); and (iii) companies with an annual revenue between $100 million to $1 billion. After determining potential companies to include, Compensia used the following refinement criteria to determine the final group of peer companies: (i) companies with comparable stage and have approved and marketed drug products; (ii) companies focused on similar therapeutic areas (i.e. oncology or women’s health areas); and (iii) companies with significant employees in the U.S. (preference for companies with significant employees in California). The peer group that resulted from this screening methodology consisted of 17 companies. Compensia recommended a number of new peer companies for the 2021 fiscal year because they aligned with the overall market capitalization selected for Myovant and matched the primary criteria used by Compensia, including market capitalization, revenue, company profile, stage of lead drug product, therapeutic area focus and geographic location. After reviewing Compensia’s analysis, the Compensation

Committee adopted a peer group for our fiscal year ended on March 31, 2022. The full list of 17 peer companies is as follows:
Acceleron Pharma Agios Pharmaceuticals Amarin Amphastar Pharmaceuticals Blueprint Medicines Coherus BioSciences	Corcept Therapeutics Eagle Pharmaceuticals Exelixis Halozyme Therapeutics Intercept Pharmaceuticals Ironwood Pharmaceuticals	Ligand Pharmaceuticals Nektar Therapeutics Pacira BioSciences PTC Therapeutics Radius Health
The Compensation Committee does not apply peer group compensation data in a formulaic manner and the other factors as described herein may have an equal or greater impact on compensation decisions. For example, the positioning of an executive officer’s individual compensation may be above or below the peer group median based on factors such as experience and proficiency, as well as our recruitment, retention and succession planning requirements. The Compensation Committee also considers compensation history, as well as prior performance and related reward payouts, in establishing new compensation levels. In addition, the Compensation Committee may vary the positioning of each component of compensation based on broader considerations, such as the desired pay mix for certain roles, the impact of compensation decisions on accounting expense or shareholder dilution, or the need to tailor the compensation package to compete with a broader set of competitors for talent. In sum, the Compensation Committee uses compensation data from our compensation peer group as general guidance and as one of several factors that informs its judgment of appropriate compensation parameters for target compensation levels and maintains discretion to set levels of executive compensation above or below peer levels. Further, various members of the Compensation Committee may weigh factors differently than other members in arriving at the member’s conclusions as to the appropriate level of compensation to award.
Employment Agreements
In January 2021, in connection with Mr. Marek’s joining Myovant, we entered into an employment agreement with Mr. Marek that provides, among other things, that Mr. Marek is employed at-will by MSI, and provides that Mr. Marek will: receive an annual base salary of $610,000; be eligible to earn an annual performance bonus with a target bonus amount equal to 60% of his base salary (prorated for the fiscal year ended on March 31, 2021); receive a cost of living adjustment (“COLA”) of $10,000 per month for the first four years and $5,000 per month for the fifth year of his employment to compensate him for the higher cost of living associated with living in the San Francisco metropolitan area; receive a $1,000,000 sign-on bonus which is subject to pro-rata recoupment if he leaves the company within 24 months of his start date; and receive, on January 15, 2021, the equity grants granted to him as described in “Equity Incentives” below. Mr. Marek’s employment agreement also provided him a relocation cost reimbursement of up to $125,000 plus the cost to exit his current residential lease and transportation costs from New Jersey to California for six months. The relocation reimbursement is subject to recoupment by Myovant if Mr. Marek’s employment terminates under certain circumstances within the first 30 months. Under the employment agreement, Mr. Marek has severance arrangements as described in “Potential Payments Upon Termination or Change of Control” below.
In April 2021, in connection with Ms. Merendino’s joining Myovant, we entered into an employment agreement with Ms. Merendino that provides, among other things, that Ms. Merendino is employed at-will by MSI, and provides that Ms. Merendino will: receive an annual base salary of $465,000; be eligible to earn an annual performance bonus with a target bonus amount equal to 45% of her base salary (prorated for the fiscal year ending on March 31, 2022); and receive, on April 15, 2021, the equity grants granted to her as described in “Equity Incentives” below. Under the employment agreement, Ms. Merendino has severance arrangements as described in “Potential Payments Upon Termination or Change of Control” below.
In August 2021, in connection with Mr. Mehra’s joining Myovant in September 2021, we entered into an employment agreement with Mr. Mehra that provides, among other things, that Mr. Mehra is employed at-will by MSI, and provides that Mr. Mehra will receive an annual base salary of $490,000; be eligible to earn an annual performance bonus with a target bonus amount equal to 45% of his base salary (prorated for the fiscal year ending on March 31, 2022); receive a $200,000 sign-on bonus which is subject to a pro-rated recoupment if Mr. Mehra leaves the company before 24 months of employment; and receive, on September 15, 2021, the equity grants granted to him as described in “Equity Incentives” below. Under the employment agreement, Mr. Mehra has severance arrangements as described in “Potential Payments Upon Termination or Change of Control” below.

We also had an amended and restated employment agreement with Mr. Karbe, entered into in November 2018, pursuant to which he was employed by MSI and set forth his terms and conditions of employment, including initial annual base salary, target performance bonus opportunity, equity incentive award, severance terms and eligibility for employee benefits, and had severance arrangements as described in “Potential Payments Upon Termination or Change of Control” below. In August 2021, we entered into a Separation Agreement with Mr. Karbe which superseded his amended and restated employment agreement. See the section titled “Summary of Separation Agreement with Mr. Karbe” below for further terms of his Separation Agreement.
Annual Base Salaries
We provide our executive officers, including our NEOs, with a base salary to compensate them for services rendered to Myovant for each fiscal year. The Compensation Committee establishes base salary amounts based on a number of factors, including the scope of the executive officer’s responsibilities, years of service and the Compensation Committee’s consideration of the competitive market based on, among other things, our peer group, the Compensation Committee’s experience with other companies in our industry, base salary increase trends for executives and the competitive market analysis prepared by Compensia. The Compensation Committee evaluates base salaries annually for all executive officers. In addition to the factors described above, the Compensation Committee considers individual factors, in a subjective manner, in setting base salaries, including the executive officer’s experience, achievements, leadership, teamwork and value to Myovant. Consideration of these individual factors encourages our executive officers to improve their individual performance.
During our fiscal year ended March 31, 2022, applying the considerations set forth above, the Compensation Committee set the annual base salary for Mr. Marek, Mr. Mehra, Mr. Karbe and Ms. Merendino at $750,000, $490,000, $540,000 and $465,000, respectively. Each of Mr. Marek’s, Mr. Mehra’s, Mr. Karbe’s and Ms. Merendino’s salary amounts reflected in the “Salary” column of the Summary Compensation Table above represents, if he or she was not employed for the full fiscal year, a pro-rated annual base salary for his or her respective service period during such fiscal year.
Cash Bonus
Annual Bonus
We seek to motivate and reward our executive officers, including our NEOs, for achievements relative to our corporate goals and individual performance each fiscal year. The Compensation Committee determines the target cash bonus opportunity expressed as a percentage of an executive officer’s base salary, with the actual cash bonus payment subject to the achievement of individual performance determined by the Board or the Compensation Committee, as well as overall company performance criteria.
The corporate performance goals may be based on criteria relating to financial results as well as commercial, development and corporate capabilities. The Compensation Committee assesses individual performance based on the individual participant’s contributions toward the achievement of our corporate performance goals, department goals for the participant’s area of responsibility, or other individual performance related to our corporate performance goals.
For our fiscal year ended March 31, 2022, the target cash bonus for each of Mr. Marek, Mr. Mehra, Mr. Karbe and Ms. Merendino as a percentage of their respective base salaries was 60%, 45%, 50% and 45%, respectively (prorated for Mr. Mehra’s, Mr. Karbe’s and Ms. Merendino’s service periods, respectively, during our 2021 fiscal year). For our fiscal year ended March 31, 2022, the Compensation Committee awarded target cash bonuses based on both the achievement of individual performance criteria for each executive officer and overall company performance. Based on the level of achievement of Myovant and individual performance criteria for each respective executive officer for our fiscal year ended March 31, 2022, the Compensation Committee awarded Mr. Marek, Mr. Mehra and Ms. Merendino their respective performance-based bonuses, the actual amount of which for each of them is reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above. In the case of Mr. Karbe for the 2021 fiscal year, his performance bonus of $270,000 (which is reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above) became payable pursuant to the terms of his Separation Agreement when he was separated from us.

Other Incentive Bonuses
Mr. Karbe, our former Principal Financial and Accounting Officer, was eligible to participate in incentive bonus opportunities approved by the Compensation Committee in February 2020 and February 2021. The amount of the February 2020 incentive bonus opportunity awarded to Mr. Karbe equaled his base salary for the fiscal year ended on March 31, 2021 and was scheduled to be paid in two equal installments within 30 days following December 31, 2020 and July 31, 2021 (each a “FY 2020 Retention Date”), subject to performance by him at a satisfactory level, as determined by Myovant in its sole discretion, and Mr. Karbe remaining actively employed with Myovant through each of the FY 2020 Retention Dates. The first and second tranches of the February 2020 incentive bonus opportunity for Mr. Karbe were earned and became payable on December 31, 2020 and July 31, 2021, respectively, and are included in the “Bonus” column of the Summary Compensation Table above for the applicable fiscal year.
The amount of the February 2021 incentive bonus opportunity to be awarded to Mr. Karbe equaled 175% of his base salary for the fiscal year ended on March 31, 2021 and was scheduled to be paid within 30 days following June 30, 2022 (the “FY 2021 Retention Date”), subject to his performance at a satisfactory level, as determined by Myovant in its sole discretion and Mr. Karbe remaining actively employed with Myovant through the FY 2021 Retention Date. If Mr. Karbe employment was terminated by Myovant without cause under any other circumstances, or if his employment was terminated due to death or disability, before the FY 2021 Retention Date, the incentive bonus would vest in full at such termination date and payment would be made within 30 calendar days after his termination date. However, if before the FY 2021 Retention Date, (i) Mr. Karbe voluntarily resigned, except for good reason, (ii) Mr. Karbe’s employment was terminated by Myovant for cause; or (iii) Mr. Karbe violated any of the terms of a letter agreement that provides for the incentive bonus opportunity, the incentive bonus would not vest and would be forfeited. The “good reason” and “cause” have the meanings set forth in the letter agreement between Mr. Karbe and Myovant. The terms of the February 2021 incentive bonus opportunity as applied to Mr. Karbe were superseded by the terms of Mr. Karbe’s Separation Agreement with Myovant, which terms are described in detail under the section titled “Summary of Separation Agreement with Mr. Karbe” below.
Equity Incentives
We provide long-term incentive compensation opportunities in the form of equity awards to incentivize and reward long-term corporate and individual performance based on the value of our common shares and, thereby, to align the interests of our executive officers with those of our shareholders. We believe that strong, long-term corporate performance is better achieved with a corporate culture that encourages a long-term focus by our executive officers, including our NEOs, as well as by our other employees. We believe that our use of equity awards also encourages the retention of our executive officers because the vesting of their awards requires continued employment (except in some cases following termination of employment or a change of control of Myovant, which is described in the section titled “Severance and Change of Control Payments and Benefits” below).
Our 2016 Equity Incentive Plan authorizes us to make grants to eligible recipients of incentive and nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance stock, cash awards and other stock awards. To date, all of our awards under this plan have been in the form of restricted stock awards, restricted stock units (“RSUs”), performance-based restricted stock units (“PRSUs”) and stock options. Our 2020 Inducement Plan authorizes us to make grants to eligible recipients of nonstatutory stock options and restricted stock units.
We generally grant our annual equity awards under the 2016 Equity Incentive Plan in the first quarter of each new fiscal year, with the grant date occurring at a regularly scheduled meeting of the Compensation Committee or a date agreed upon in advance with the Compensation Committee.
We also occasionally grant restricted stock units or options under the 2020 Inducement Plan to newly hired employees who were not previously an employee of Myovant or an affiliate or who were entering into employment following a bona fide period of non-employment with Myovant or an affiliate as a material inducement for such new employees to join us. The grant dates occur at a date agreed upon in advance with the Equity Committee, which was delegated the authority and power to approve grants under the 2020 Inducement Plan.

We do not time the granting of equity awards under the 2016 Equity Incentive Plan or the 2020 Inducement Plan to coordinate with the announcements of material non-public information. The exercise price for options under either the 2016 Equity Incentive Plan or the 2020 Inducement Plan are established based on the closing price of our common shares on the date of grant. The shares underlying options or RSUs granted under our 2016 Equity Incentive Plan or the 2020 Inducement Plan typically vest as to 25% of the shares subject to the options or RSUs one year from the date of hire or date of grant and the remaining shares vest in 12 equal quarterly installments thereafter, provided the recipient has provided continuous service to us through such vesting date. The vesting of the PRSUs are described below.
In our 2020 and 2021 fiscal years, all of our annual equity awards have been granted to our NEOs in the form of options, PRSUs and RSUs.
We believe that options provide a strong alignment with our shareholders’ interests because their entire value depends on future stock price appreciation. The PRSUs provide alignment of our objectives and the executives’ compensation. Both PRSUs and RSUs also reward growth in the market price of our common shares because they derive additional value from future stock price appreciation, and they are less dilutive to our shareholders because they require fewer shares than options. In addition, we believe that the multi-year vesting requirements applicable to options, PRSUs and RSUs and the performance requirements of the PRSUs encourage retention because our NEOs are incentivized to remain employed through the vesting period.
In determining the aggregate value of the equity awards granted to our executive officers, the Compensation Committee (or the Equity Committee when the Compensation Committee is not consisting only of independent directors) takes into consideration a competitive market analysis prepared by Compensia, including the practices of our peer group of companies. The Compensation Committee (or the Equity Committee) believes that utilizing long-term equity incentive compensation provides a strong incentive to our NEOs to manage Myovant as owners with equity stakes in the business. The Compensation Committee also takes into account the value of our NEO’s equity holdings and previously granted equity awards in determining the amount of the awards, but does not directly increase or decrease future awards based on these other holdings.
In January 2021, pursuant to the terms of Mr. Marek’s employment agreement, the Equity Committee granted to Mr. Marek (a) an option to purchase 306,427 common shares and (b) an RSU to receive 223,076 of our common shares, each under the 2020 Inducement Plan, and both with a grant date of January 15, 2021. The option had an exercise price per share of $20.54, the fair value of a common share on the date of grant, and was scheduled to vest as to 1/4 of the underlying common shares on the first anniversary of the grant date, with the remaining shares vesting in 12 equal quarterly installments thereafter, provided Mr. Marek has provided continuous service to us through the applicable date. The RSU was scheduled to vest as to 1/4 of the underlying common shares on the first anniversary of the grant date, with the remaining shares vesting in 12 equal quarterly installments thereafter, provided Mr. Marek has provided continuous service to us through the applicable date.
In March 2021, using the criteria discussed above, the Equity Committee approved the following annual grants under the 2016 Equity Incentive Plan for our fiscal year ended March 31, 2022, to certain executive employees, including Mr. Marek and Mr. Karbe: (i) annual option grants to purchase 208,218 (with respect to Mr. Marek) and 97,534 (with respect to Mr. Karbe) of our common shares under the 2016 Equity Incentive Plan, respectively, with a grant date of April 15, 2021 and an exercise price per share of $17.88, the fair value of a common share on the date of grant, and (ii) annual RSU grants to purchase 134,789 (with respect to Mr. Marek) and 63,138 (with respect to Mr. Karbe) of our common shares under the 2016 Equity Incentive Plan, respectively, with a grant date of April 15, 2021. The options were scheduled to vest as to 1/4 of the underlying common shares on the first anniversary of the grant date, with the remaining shares vesting in 12 equal quarterly installments thereafter, provided the executive officer has provided continuous service to us through the applicable date. The RSUs were scheduled to vest as to 1/4 of the underlying common shares on the first anniversary of the grant date, with the remaining shares vesting in 12 equal quarterly installments thereafter, provided the executive officer has provided continuous service to us through the applicable date. The vesting of 25% of the option and RSU granted to Mr. Karbe accelerated upon his separation from Myovant pursuant to the terms of Mr. Karbe’s Separation Agreement. See the section titled “Summary of Separation Agreement with Mr. Karbe” below for further terms of his Separation Agreement.
In April 2021, pursuant to the terms of Ms. Merendino’s employment agreement, the Equity Committee granted to Ms. Merendino: (a) an option to purchase 123,300 common shares and (b) an RSU to receive 78,299 common shares, each under the 2016 Equity Incentive Plan, and each with a grant date of April 15, 2021. The option had an exercise price per share of $17.88, the fair value of a common share on the date of grant, and was scheduled to vest as to 1/4 of the underlying common shares on the first anniversary of the grant date, with the remaining shares vesting in 12 equal quarterly installments thereafter, provided Ms. Merendino has provided continuous service to us through the applicable date. The RSU was scheduled to vest as to 1/4 of the underlying common shares on the first anniversary of the grant date, with the remaining shares vesting in 12 equal quarterly installments thereafter, provided Ms. Merendino has provided continuous service to us through the applicable date.
In August 2021, pursuant to the terms of Mr. Mehra’s employment agreement, the Equity Committee granted to Mr. Mehra: (a) an option to purchase 165,192 common shares and (b) an RSU to receive 103,069 common shares, each under the 2016 Equity Incentive Plan, and each with a grant date of September 15, 2021. The option had an exercise price per share of $21.83, the fair value of a common share on the date of grant, and was scheduled to vest as to 1/4 of the underlying common shares on the first anniversary of the grant date, with the remaining shares vesting in 12 equal quarterly installments thereafter, provided Mr. Mehra has provided continuous service to us through the applicable date. The RSU was scheduled to vest as to 1/4 of the underlying common shares on the first anniversary of the grant date, with the remaining shares vesting in 12 equal quarterly installments thereafter, provided Mr. Mehra has provided continuous service to us through the applicable date.
In March 2020, using the criteria discussed above, the Equity Committee approved annual option grant for our fiscal year ended March 31, 2021, to Mr. Karbe to purchase 183,991 of our common shares under the 2016 Equity Incentive Plan, with a grant date of April 3, 2020 and an exercise price per share of $8.08 (the fair value of a common share on the date of grant). The option was scheduled to vest as to 1/4 of the underlying common shares on the first anniversary of the grant date, with the remaining shares vesting in 12 equal quarterly installments thereafter, provided Mr. Karbe has provided continuous service to us through the applicable date. The vesting of 25% of the unvested options granted to Mr. Karbe accelerated upon his separation from Myovant pursuant to the terms of Mr. Karbe’s Separation Agreement. See the section titled “Summary of Separation Agreement with Mr. Karbe” below for further terms of his Separation Agreement.
In addition, in March 2020, the Equity Committee granted PRSUs to certain of its executive employees, including Mr. Karbe, to receive 142,537 of our common shares under the 2016 Equity Incentive Plan, with a grant date of April 3, 2020. Pursuant to the stock award agreement: (a) 50% of the shares subject to this PRSU award was scheduled to vest upon the later of the following dates, subject to Mr. Karbe’s services through such vesting date: (i) the certification of the achievement of all of the performance milestones set forth in the award agreement by the Compensation Committee of the Board; and (ii) the second anniversary of the grant date; and (b) 50% of the shares subject to this PRSU award was scheduled to vest upon the later of the following dates, subject to Mr. Karbe’s service through such vesting date: (i) the certification of the achievement of all of the performance milestones set forth in the award agreement by the Compensation Committee of the Board; and (ii) the third anniversary of the grant date. The purpose of the PRSU awards was to provide further alignment of Myovant’s objectives and his compensation while deriving additional value from future stock price appreciation. The multi-year vesting requirements applicable to the PRSUs were designed to encourage retention because the holder is incentivized to remain employed through the vesting period. The vesting of 25% of the unvested PRSUs granted to Mr. Karbe accelerated upon his separation from Myovant pursuant to the terms of his Separation Agreement. See the section titled “Summary of Separation Agreement with Mr. Karbe” below for further terms of his Separation Agreement.
Also in March 2020, the Equity Committee granted an RSU to Mr. Karbe to acquire 120,146 of our common shares under the 2016 Equity Incentive Plan, with a grant date of April 3, 2020. The RSU was scheduled to vest as to 1/4 of the underlying common shares on the first anniversary of the grant date, with the remaining shares vesting in 12 equal quarterly installments thereafter, provided Mr. Karbe has provided continuous service to us through the applicable date. The vesting of 25% the unvested RSUs granted to Mr. Karbe accelerated upon his separation from Myovant pursuant to the terms of his Separation Agreement. See the section titled “Summary of Separation Agreement with Mr. Karbe” below for further terms of his Separation Agreement.

OUTSTANDING EQUITY AWARDS AS OF MARCH 31, 2022
The following table shows certain information regarding outstanding equity awards held by our NEOs as of March 31, 2022 (other than Frank Karbe, who did not hold any equity awards as of March 31, 2022). Except as set forth in the footnotes below, all awards were granted under our 2016 Equity Incentive Plan.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares That Have Not Vested ($)
David Marek	76,606	229,821(1)(3)	$20.54	01/15/2031	167,307(6)(8)	$2,228,529
	—	208,218(2)(4)	17.88	04/15/2031	134,789(7)(9)	1,795,389
Uneek Mehra	—	165,192(2)(5)	21.83	09/15/2031	103,069(7)(10)	1,372,879
Lauren Merendino	—	123,300(2)(4)	17.88	04/15/2031	78,299(7)(9)	1,042,943
(1)
One quarter of the shares subject to the option vested on the first anniversary date of the grant date, and the remaining shares subject to the option have vested and were scheduled to continue to vest in 12 equal quarterly installments thereafter, provided that Mr. Marek provides continuous services to us through the applicable date. This option was issued under the 2020 Inducement Plan.

(2)
One quarter of the shares subject to the option vests on the first anniversary date of the grant date, and the remaining shares subject to the option continue to vest in 12 equal quarterly installments thereafter, provided that the NEO has provided continuous service to us through the applicable date.

(3)	The grant date for this option was January 15, 2021.
(4)	The grant date for this option was April 15, 2021.
(5)	The grant date for this option was September 15, 2021.
(6)
One quarter of the shares subject to these restricted stock units vested on the first anniversary date of the grant date, and the remaining shares subject to this restricted stock unit award have vested and were scheduled to continue to vest in 12 equal quarterly installments thereafter, provided that Mr. Marek provides continuous services to us through the applicable date. This restricted stock unit award was issued under the 2020 Inducement Plan.

(7)
One quarter of the shares subject to these restricted stock units vest on the first anniversary date of the grant date, and the remaining shares subject to these restricted stock units continue to vest in 12 equal quarterly installments thereafter, provided that the NEO has provided continuous service to us through the applicable date.

(8)	The grant date for this RSU award was January 15, 2021.
(9)	The grant date for this RSU award was April 15, 2021.
(10)	The grant date for this RSU award was September 15, 2021.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
Our NEOs are entitled to certain payments and benefits upon a qualifying termination of employment or a change of control of MSI or Myovant. The following discussion describes the payments and benefits to which our NEOs (other than Mr. Karbe) would have become entitled pursuant to their employment agreements in effect as of March 31, 2022. Mr. Karbe separated from Myovant in August 2021 and therefore has no potential payment upon termination as of March 31, 2022; set forth at the end of this section is a summary of his separation agreement in August 2021.
Summary of Change of Control and Severance Arrangements with Messrs. Marek and Mehra and Ms. Merendino
Each of Mr. Marek, Mr. Mehra and Ms. Merendino is employed by MSI, our wholly-owned subsidiary, which provides services to us pursuant to an intercompany services agreement. MSI has an employment agreement with each of these NEOs that sets forth the terms and conditions of employment. These agreements provide for “at-will” employment and set forth our NEO’s initial annual base salary, target performance bonus opportunity, equity incentive award, severance terms and eligibility for employee benefits. For the purposes of this discussion, references to “Myovant,” “we,” “us” and “our” are deemed to refer to MSI or Myovant Sciences Ltd. as the context requires.

Under each of these employment agreements, the NEO is eligible for the following severance and change of control payments and benefits, conditioned upon delivering a release of claims in our favor as described hereafter:
(1)
If we terminate our NEO’s employment without cause (other than due to the NEO’s death or disability) or our NEO resigns for good reason (each a “Qualifying Termination”), we shall pay him or her any earned but unpaid base salary accrued through the date of termination, at the rate then in effect. In addition, if our NEO executes a nonrevocable waiver and release of claims (in the case of Mr. Mehra and Ms. Merendino) and a separation agreement (in the case of Mr. Marek) in our form and allows it to become effective in accordance with its terms, then, in the case of a Qualifying Termination, (i) we shall pay our NEO a cash payment equal to the sum of his or her annual base salary and target annual performance bonus amount, (ii) we shall reimburse our NEO for continued medical coverage (inclusive of premiums for our NEO’s eligible dependents) for up to 12 months if he or she timely elects such continued coverage; (iii) in the case of Mr. Mehra and Ms. Merendino, 25% of his or her then-unvested and outstanding equity awards shall vest; and (iv) in the case of Mr. Marek, we shall continue to pay him the cost of living adjustment payments in a lump sum for a period covering 12 months following the date of termination (provided that in no event shall Mr. Marek be entitled to receive any cost of living adjustments payments following the fifth anniversary of his employment start date), and no amount of his sign-on bonus will be repayable to us.

(2)
If we terminate our NEO’s employment for cause, or our NEO resigns without good reason, or due to our NEO’s death or disability, we shall pay our NEO (or his or her estate): (i) any earned but unpaid base salary accrued through the date of such resignation or termination, at the rate then in effect; (ii) with respect to Mr. Marek, any earned but unpaid cost of living adjustment payments for any month ended prior to the date of resignation or termination; and (iii) in the case of Mr. Marek, any annual bonus that is due in respect of the prior fiscal year but is unpaid as of the date of such resignation or termination. In addition, in the case of Mr. Mehra, in the event of a termination of employment due to his death or disability, we shall pay him (or his estate) an amount equal to his target annual performance bonus amount for the fiscal year in which such termination occurs prorated to the date of such termination.

(3)
In the case of Mr. Mehra and Ms. Merendino, if his or her Qualifying Termination occurs within three months before, upon or within 18 months after, a change of control of Myovant, then in addition to the amounts to be paid in (1) above, (i) 100% (instead of 25%) of his or her then-unvested and outstanding equity awards shall vest, and (ii) if his or her Qualifying Termination occurs within three months before a change of control of Myovant and the NEO is eligible for the acceleration of his or her equity grants described above, the post-termination exercise period of any equity award that is an option shall be extended to the earlier of (A) three months after the change of control of Myovant, or (B) the expiration of the original term of such option.

(4)
In the case of Mr. Marek, if his Qualifying Termination (other than due to his death or disability) occurs within 12 months after a change of control of Myovant, 100% of his then-unvested and outstanding equity awards shall vest.

The definitions of “cause,” “good reason” and “change of control” are set forth in the individual employment agreements. We consider the severance and change of control payments and benefits described above to be critical to attracting and retaining high caliber executives. We believe that appropriately structured severance and change of control payments and benefits, including accelerated vesting provisions, minimize the distractions and reduce the risk that an executive voluntarily terminates his employment with us during times of uncertainty, such as before an acquisition is completed. We believe that our existing arrangements allow each NEO to focus on continuing normal business operations and, in the event of a change of control, on the success of a potential business combination, rather than on how business decisions that may be in the best interest of our shareholders will impact his or her own financial security.
Summary of Separation Agreement with Mr. Karbe
Mr. Karbe was employed by MSI, our wholly-owned subsidiary, which provides services to us pursuant to an intercompany services agreement. In connection with him ceasing to be an officer and employee of MSI in August 2021, Mr. Karbe and MSI entered into a Separation Agreement and General Release on August 11, 2021 (the “Separation Agreement”) pursuant to which, among other things, Mr. Karbe received cash severance of

$540,000 (representing his annual base salary), a 2021 fiscal year bonus of $270,000 (representing his target annual performance bonus), a cash payment of $878,500 related to his retention awards, up to 12 months of healthcare premium coverage, and accelerated vesting of 25% of his then-unvested and outstanding equity awards. In addition, the post-termination period during which Mr. Karbe may exercise his outstanding stock options was extended to six months, and Mr. Karbe provided a general release of claims. The Separation Agreement superseded Mr. Karbe’s amended and restated employment agreement. If the employment agreement had remained in effect and Myovant had terminated Mr. Karbe without cause or he had resigned for good reason, he would have been entitled to receive his annual base salary and target annual performance bonus, up to 12 months of healthcare premium coverage, 175% of his annual base salary pursuant to the February 2021 incentive bonus opportunity awarded to him and an accelerated vesting of 25% of his then-unvested and outstanding equity awards.

EQUITY COMPENSATION PLAN INFORMATION
The following table shows information regarding our equity compensation plans as of March 31, 2022:
Plan Category	Common Shares to be issued upon exercise of outstanding options and rights (a)(#)	Weighted- average exercise price of outstanding options and rights (b)($)	Common Shares available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(#)
Equity compensation plans approved by shareholders	9,928,450(1)	$5.98(3)	2,592,496(5)
Equity compensation plans not approved by shareholders	734,849(2)	8.57(4)	1,024,997
Total	10,663,299	$6.16	3,617,493
(1)
This number represents the number of securities to be issuable upon exercise of 5,824,253 outstanding options, and upon vesting of 3,957,545 outstanding RSUs and 146,652 outstanding PRSUs, granted under the 2016 Equity Incentive Plan.

(2)	This number represents the number of securities to be issuable upon exercise of 306,427 outstanding options and upon vesting of 428,422 outstanding RSUs granted under the 2020 Inducement Plan.
(3)
Represents the weighted average exercise price of outstanding options, PRSUs and RSUs under the 2016 Equity Incentive Plan. The PRSUs and RSUs have an exercise price of $0. The weighted-average exercise price excluding the outstanding PRSUs and RSUs is $10.19.

(4)
Represents the weighted average exercise price of outstanding options and RSUs under the 2020 Inducement Plan. The RSUs have an exercise price of $0. The weighted-average exercise price excluding the outstanding RSUs is $20.54.

(5)	Pursuant to the terms of our 2016 Equity Incentive Plan, an additional 3,794,337 common shares were added to the number of available common shares effective April 1, 2022.
In November 2020, our Compensation Committee adopted the 2020 Inducement Plan which, subject to the adjustment provisions thereof, reserved 1.0 million shares of our common shares for issuance. In March 2022, our Compensation Committee adopted an amendment to the 2020 Inducement Plan, which increased the authorized shares for issuance from 1.0 million to 2.0 million, under the 2020 Inducement Plan. The 2020 Inducement Plan was adopted without shareholder approval pursuant to the Listed Company Manual Rule 303A.08 (“Rule 303A.08”) of the NYSE. The 2020 Inducement Plan provides for the grant of RSUs and nonstatutory stock options, and contains terms and conditions intended to comply with the inducement award exception under the NYSE rules. In accordance with Rule 303A.08, awards under the 2020 Inducement Plan may only be made to individuals not previously employees of Myovant, or being rehired following a bona fide period of interruption of employment, as an inducement material to such individuals’ entering into employment with Myovant. An award is a right to receive our common shares pursuant to the 2020 Inducement Plan pursuant to an RSU award or a nonstatutory stock option award.

TRANSACTIONS WITH RELATED PERSONS
RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES
We have adopted a written Related-Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, director or consultant are not covered by this policy. A related person is any executive officer, director, or more than 5% shareholder of Myovant, including any of their immediate family members, and any entity owned or controlled by such persons.
Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant shareholders. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to us, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Audit Committee considers, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of Myovant and its shareholders, as the Audit Committee determines in the good faith exercise of its discretion.
CERTAIN RELATED-PARTY TRANSACTIONS
The following is a description of transactions since April 1, 2020, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our share capital, or any members of their immediate family, had or will have a direct or indirect material interest.
Agreements with Sumitomo Pharma and/or Sumitovant
Sumitovant Biopharma Ltd. (“Sumitovant”) directly, and Sumitomo Pharma, Co., Ltd. (“Sumitomo Pharma”), and Sumitomo Chemical Co., Ltd. (“Sumitomo Chemical”) indirectly, beneficially owning a majority of our common shares. To our knowledge, Sumitovant is a wholly-owned subsidiary of Sumitomo Pharma, and Sumitomo Chemical owns a majority of the voting securities of Sumitomo Pharma. Hiroshi Nomura, one of our directors, has served as President, Chief Executive Officer, and Representative Director of Sumitomo Pharma, and Shigeyuki Nishinaka, a nominee for director, serves as a member of the board of directors of Sumitomo Pharma. Two of our directors, Myrtle Potter and Adele Gulfo, have served as Chief Executive Officer and Chief Commercial and Business Development Officer, respectively, of Sumitovant.
We entered the following agreements with Sumitovant, Sumitomo Pharma, and Sunovion Pharmaceuticals Inc., a subsidiary of Sumitomo Pharma, which agreements were effective during our fiscal years ended on March 31, 2022 and March 31, 2021:
Sumitomo Pharma Loan Agreement
On December 27, 2019, we and one of our subsidiaries, Myovant Sciences GmbH (“MSG”), entered into a Loan Agreement with Sumitomo Pharma (the “Sumitomo Pharma Loan Agreement”). Pursuant to the Sumitomo Pharma Loan Agreement, Sumitomo Pharma agreed to make revolving loans to us in the aggregate principal amount of up to $400.0 million. Funds may be drawn down by us once per calendar quarter, subject to certain terms and conditions, including consent of our board of directors. In addition, if Sumitomo Pharma fails to own at least a majority of our outstanding common shares, it may become unlawful under Japanese law for Sumitomo Pharma to fund loans to us, in which case we would not be able to continue to borrow under the Sumitomo Pharma Loan Agreement. Loans under the Sumitomo Pharma Loan Agreement bear interest at a rate per annum equal to the 3-month London Interbank Offered Rate (“LIBOR”) plus a margin of 3.0%. Interest is due and payable quarterly, and the outstanding principal amounts are due and payable in full on the five-year anniversary of the closing date of the Sumitomo Pharma Loan Agreement. Loans under the Sumitomo Pharma Loan Agreement are pre-payable at any time without premium or penalty upon 10 business days’ prior written notice. During our fiscal years ended on March 31, 2021, we borrowed $245.0 million under the Sumitomo Pharma Loan Agreement. We did not borrow under the Sumitomo Pharma Loan Agreement during our fiscal year ended on March 31, 2022. During our fiscal years ended on March 31, 2021 and March 31, 2022, we paid $9.8 million and $11.6 million, respectively, in interest and have not repaid any principal amounts to Sumitomo Pharma. We had no interest payable to Sumitomo Pharma as of March 31, 2021 and March 31, 2022, respectively. As of June 30, 2022, $358.7 million in principal was outstanding under the Sumitomo Pharma Loan Agreement.
Investor Rights Agreement
On December 27, 2019, we entered into an Investor Rights Agreement with Sumitomo Pharma and Sumitovant (the “Investor Rights Agreement”). Pursuant to the Investor Rights Agreement, among other things, we agreed, at the request of Sumitovant, to register for sale, under the Securities Act of 1933, common shares beneficially owned by Sumitovant, subject to specified conditions and limitations. In addition, we agreed to periodically provide Sumitovant (i) certain financial statements, projections, capitalization summaries and other information and (ii) access to our books, records, facilities and employees during our normal business hours as Sumitovant may reasonably request, subject to specified limitations.
The Investor Rights Agreement also contains certain protections for our minority shareholders for so long as Sumitomo Pharma or certain of its affiliates beneficially owns more than 50% of our common shares. These protections include: (i) a requirement that Sumitovant vote its shares for the election of independent directors in accordance with the recommendation of our board of directors or in the same proportion as the shareholders not affiliated with Sumitovant vote their shares; (ii) a requirement that the audit committee of our board be composed solely of three independent directors; (iii) a requirement that any transaction proposed by Sumitomo Pharma or certain of its affiliates that would increase Sumitomo Pharma’s beneficial ownership to over 60% of the outstanding voting power of us must be approved by our audit committee (if occurring prior to December 27, 2022) and be conditioned on the approval of shareholders not affiliated with Sumitovant approving the transaction by a majority of the common shares held by such shareholders; and (iv) a requirement that any related person transactions between Sumitomo Pharma or certain of its affiliates and us must be approved by our Audit Committee.
Pursuant to the Investor Rights Agreement, we also agreed that at all times that Sumitomo Pharma beneficially owns more than 50% of our common shares, Sumitomo Pharma, by purchasing common shares in the open market or from us in certain specified circumstances, will have the right to maintain its percentage ownership in our common shares in the event of a financing event or acquisition event conducted by us, or specified other events, subject to specific conditions.
Consulting Agreement and Other Expenses
On May 18, 2020, we and Sumitovant entered into a consulting agreement pursuant to which Sumitovant provided consulting services to us to support us in commercial planning, commercial launch activities and implementation, which agreement was amended on November 9, 2020. Adele Gulfo, Sumitovant’s Chief Commercial and Business Development Officer and a member of our board of directors, provided the services to us on behalf of Sumitovant under the agreement. The term of this agreement expired on March 31, 2021. The aggregate fees to Sumitovant under this agreement were $0.8 million for the fiscal year ended March 31, 2021. No fees were paid to Sumitovant under this agreement for the fiscal year ended March 31, 2022.
In addition, during our fiscal year ended on March 31, 2021 and March 31, 2022, we reimbursed Sumitovant for certain other third-party pass-through expenses that it incurred on our behalf. These expenses totaled $0.7 million and less than $0.1 million, for fiscal years ended March 31, 2021 and March 31, 2022, respectively.

Services and Information Sharing Agreement
In February 2022, we and two of our subsidiaries, MSG and MSI., entered into a services and information sharing agreement with Sumitovant Biopharma, Inc., a wholly-owned subsidiary of Sumitovant. Under the agreement, for so long as Sumitovant is a majority owner of us, we agree to: (1) subject to Sumitovant’s reasonable request and on a timeline to be reasonably agreed by the parties, supply certain information summarizing material aspects of our business to Sumitovant, and with reasonable advanced notice, give Sumitovant and its representatives the reasonable opportunity to discuss such information with our senior management; and (2) subject to the oversight of the chairperson of our Audit Committee, provide certain additional, more detailed information on business-essential matters in order to collaborate with Sumitovant or to enable us to leverage Sumitovant’s expertise. Under the agreement, Sumitovant also agrees to provide, upon our election, various administrative and general business support services as well as research and development services to us and our subsidiaries, and we agree to reimburse Sumitovant for expenses it, or third parties acting on its behalf, incurs for us. For any general and administrative and research and development activities performed by employees of Sumitovant, the agreement provides for Sumitovant to charge us based upon the relative percentage of time utilized on our matters by the respective employee and a mutually agreed upon mark-up on such expenses. Under the agreement, all other third-party pass-through costs are billed to us at cost. We incurred no expenses under this agreement during our fiscal year ended on March 31, 2022. During the fiscal quarter ended on June 30, 2022, we incurred expenses of less than $0.1 million (inclusive of third-party pass thru costs billed to us and inclusive of the mark-up) under this agreement.
Market Access Services Agreement
On August 1, 2020, one of our subsidiaries, MSG, entered into a Market Access Services Agreement with Sunovion, which was subsequently amended on December 14, 2020 and January 25, 2021 (the “Market Access Services Agreement”). Pursuant to the Market Access Services Agreement, among other things, Sunovion agreed to provide to MSG certain market access services with respect to the distribution and sale of ORGOVYX (relugolix) (“Prostate Cancer Product”) and MYFEMBREE (relugolix 40 mg, estradiol 1.0 mg and norethindrone acetate 0.5 mg) (“Women’s Health Product,” and collectively with Prostate Cancer Product, the “Products”, and each a “Product”). MSG, in turn, appointed Sunovion as the exclusive distributor of the Women’s Health Product and a non-exclusive distributor of the Prostate Cancer Product, each in the United States, including all of its territories and possessions.
As consideration for the services, MSG has paid and will continue to pay Sunovion an agreed-upon monthly service charge for each of the first two years of the Market Access Services Agreement term and any agreed regulatory and training service charges. After the second year of the Market Access Services Agreement term, the monthly service charges will be determined by the parties. In addition, MSG also agreed to (x) reimburse Sunovion for any pass-through expenses it incurs while providing the services, and (y) establish an escrow fund for use by Sunovion to manage any rebates, chargebacks and similar fees. During our fiscal years ended on March 31, 2021 and March 31, 2022, we incurred expenses of $3.8 million and $4.8 million respectively, under the Market Access Services Agreement. As of June 30, 2022, our outstanding obligation pursuant to the Market Access Services Agreement was $0.4 million.
Sumitomo Pharma Loan Commitment
On August 5, 2020, we obtained a debt commitment letter from Sumitomo Pharma, as amended by a letter dated September 29, 2020, and then further amended by a letter dated December 22, 2020 (the “2020 Commitment Letter”), pursuant to which, subject to the terms and conditions set forth therein, Sumitomo Pharma committed to enter into a new $200.0 million unsecured, low-interest, five-year term loan facility. The 2020 Commitment Letter expired in March 2021. During our fiscal year ended March 31, 2021, we agreed to reimburse $0.1 million to Sumitomo Pharma for certain third-party pass-through expenses that it incurred in connection with the 2020 Commitment Letter.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more shareholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.
This year, a number of brokers with account holders who are Myovant shareholders will be “householding” our proxy materials. A single set of Annual Meeting materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or Myovant. Direct your written request to Myovant Sciences, Ltd., Attn: Corporate Secretary, at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, or call us at (650)-392-0222. Shareholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.
OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy card to vote on such matters in accordance with their best judgment.
ANNUAL REPORTS
We have filed the Annual Report on Form 10-K for our fiscal year ended on March 31, 2022, or the 2021 Annual Report, with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov, and free of charge from us upon request. Exhibits to the 2021 Annual Report are available upon your written request and upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit.
All requests should be directed to Corporate Secretary at Myovant Sciences, Ltd., Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.
By Order of the Board of Directors

/s/ David Marek
Principal Executive Officer
July 27, 2022

SCAN TO VIEW MATERIALS & VOTE

MYOVANT SCIENCES LTD.
C/O MYOVANT SCIENCES, INC.
GENERAL COUNSEL
2000 SIERRA POINT PARKWAY, 9TH FLR
BRISBANE, CA 94005

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on October 19, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on October 19, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D89377-P77059

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MYOVANT SCIENCES LTD.

The Board of Directors recommends you vote FOR all the nominees listed:

Nominees:	**For**	**Against**	**Abstain**
1a. Terrie Curran	☐	☐	☐
1b. Mark Guinan	☐	☐	☐
1c. Adele Gulfo	☐	☐	☐
1d. David Marek	☐	☐	☐
1e. Shigeyuki Nishinaka	☐	☐	☐
1f. Myrtle Potter	☐	☐	☐
1g. Nancy Valente, M.D.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	**Against**	**Abstain**
2. To ratify the selection by the Audit Committee of the Board of Ernst & Young LLP as Myovant's independent registered public accounting firm for Myovant's fiscal year ending March 31, 2023, to appoint Ernst & Young LLP as auditor for statutory purposes under the Bermuda Companies Act 1981, as amended, for Myovant's fiscal year ending March 31, 2023, and to authorize the Board, through the Audit Committee, to set the remuneration for Ernst & Young LLP as Myovant's auditor for Myovant's fiscal year ending March 31, 2023.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D89378-P77059

MYOVANT SCIENCES LTD.
Proxy for Annual General Meeting of Shareholders
October 21, 2022 10:00 AM, United Kingdom Local Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Matthew Lang and Christine (Yang) Liu, and each of them, with full power of substitution and power to act alone, as proxies to vote all common shares which the undersigned would be entitled to vote if personally present and acting at the Annual General Meeting of Shareholders of Myovant Sciences Ltd., to be held at the Offices of Vistra UK Limited, 3rd Floor, 11-12 St. James's Square, London SW1Y 4LB, United Kingdom on Friday, October 21, 2022, at 10:00 a.m. United Kingdom local time, and at any adjournments or postponements thereof, as follows:

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The proxies are authorized to vote upon such other business as may properly come before the meeting to the extent authorized under Rule 14a-4(c)(1) under the Exchange Act.

Continued and to be signed on reverse side